Exhibit 10.8

FARMINGTON SAVINGS BANK DEFINED BENEFIT EMPLOYEES’ PENSION PLAN

January 1, 1999 Restatement

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TABLE OF CONTENTS

PREAMBLE

ARTICLE I
DEFINITIONS

1.1	Plan Definitions	3
1.2	Construction	9

	ARTICLE II
	HOURS OF SERVICE

2.1	Crediting of Hours of Service	10
2.2	Hours of Service Equivalencies	12
2.3	Determination of Non-Duty Hours of Service	12
2.4	Allocation of Hours of Service to Service Computation Periods	13
2.5	Department of Labor Rules	13

	ARTICLE III
	SERVICE & CREDITED SERVICE

3.1	Service and Credited Service Prior to January 1, 1999	14
3.2	Service and Credited Service On or After January 1, 1999	14
3.3	Transfers	14
3.4	Retirement or Termination and Reemployment	15
3.5	Repayment of Distributed Benefits	16
3.6	Finality of Determinations	16

	ARTICLE IV
	ELIGIBILITY FOR PARTICIPATION

4.1	Participation	17
4.2	Crediting Eligibility Service	17
4.3	Loss of Eligibility Service	17
4.4	Reinstatement of Eligibility Service	17
4.5	Termination of Participation	18
4.6	Participation Upon Reemployment	18
4.7	Finality of Determinations	18

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	ARTICLE V
	NORMAL RETIREMENT

5.1	Eligibility	19
5.2	Amount	19
5.3	401(a)(17) Fresh Start Adjustments	19
5.4	Minimum Benefits	19
5.5	Adjustment to Normal Retirement Benefit for Employment After Normal Retirement Date	20
5.6	Payment	21

	ARTICLE VI
	EARLY RETIREMENT

6.1	Eligibility	22
6.2	Amount	22
6.3	Payment	22

	ARTICLE VII
	VESTED RIGHTS

7.1	Vesting	23
7.2	Eligibility for Deferred Vested Retirement Benefit	23
7.3	Amount of Deferred Vested Retirement Benefit	24
7.4	Payment	24
7.5	Election of Former Vesting Schedule	24

	ARTICLE VIII
	DISABILITY RETIREMENT BENEFIT

8.1	No Disability Retirement Benefits Payable Under Plan	25

	ARTICLE IX
	FORMS OF PAYMENT

9.1	Normal Form of Payment	26
9.2	Optional Forms of Payment	27
9.3	Designation of Beneficiary and Beneficiary in Absence of Designated Beneficiary	29
9.4	Notice Regarding Forms of Payment	29
9.5	Election Period	31
9.6	Spousal Consent Requirements	31
9.7	Death Prior to Annuity Starting Date	32

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9.8	Preservation of Election of Form of Payment	32
9.9	Effect of Reemployment on Form of Payment	33

	ARTICLE X
	SURVIVOR BENEFITS

10.1	Eligibility for Qualified Preretirement Survivor Annuity	34
10.2	Amount of Qualified Preretirement Survivor Annuity	34
10.3	Payment of Qualified Preretirement Survivor Annuity	35

	ARTICLE XI
	GENERAL PROVISIONS & LIMITATIONS

11.1	Suspension of Benefits	36
11.2	Exception to Suspension of Benefits Rule	36
11.3	Non-Alienation of Retirement Rights or Benefits	36
11.4	Payment of Benefits to Others	37
11.5	Payment of Small Benefits; Deemed Cashout	37
11.6	Direct Rollovers	38
11.7	Limitations on Commencement	38
11.8	Post Age 70 1/2 Payments	39
11.9	Offset to Accrual After Normal Retirement Date	40

	ARTICLE XII
	MAXIMUM RETIREMENT BENEFITS

12.1	Definitions	41
12.2	Maximum Limitation on Annual Benefits	41
12.3	Manner of Reduction	42
12.4	Maximum Defined Benefit and Defined Contribution Limitation	42

	ARTICLE XIII
	PENSION FUND

13.1	Pension Fund	43
13.2	Contributions by the Employers	43
13.3	Expenses of the Plan	43
13.4	No Reversion	43
13.5	Forfeitures Not to Increase Benefits	44
13.6	Change of Funding Medium	44

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	ARTICLE XIV
	ADMINISTRATION

14.1	Authority of the Sponsor	45
14.2	Action of the Sponsor	45
14.3	Claims Review Procedure	46
14.4	Qualified Domestic Relations Orders	47
14.5	Indemnification	47
14.6	Actions Binding	47

	ARTICLE XV
	ADOPTION BY OTHER ENTITIES

15.1	Adoption by Affiliated Companies	48
15.2	Effective Plan Provisions	48

	ARTICLE XVI
	AMENDMENT & TERMINATION OF PLAN

16.1	Sponsor’s Right of Amendment	49
16.2	Termination of the Plan	49
16.3	Adjustment of Allocation	50
16.4	Assets Insufficient for Allocation	50
16.5	Assets Insufficient for Allocation Under Paragraph (c) of Section 16.2	51
16.6	Allocations Resulting in Discrimination	51
16.7	Residual Assets	51
16.8	Meanings of Terms	52
16.9	Payments by the Funding Agent	52
16.10	Residual Assets Distributable to the Employers	52
16.11	Withdrawal of an Employer	52

	ARTICLE XVII
	MISCELLANEOUS

17.1	No Commitment as to Employment	54
17.2	Claims of Other Persons	54
17.3	Governing Law	54
17.4	Nonforfeitability of Benefits Upon Termination or Partial Termination	54
17.5	Merger, Consolidation, or Transfer of Plan Assets	54
17.6	Funding Agreement	55
17.7	Benefit Offsets for Overpayments	55
17.8	Internal Revenue Requirements	55
17.9	Veterans Reemployment Rights	56

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	ARTICLE XVIII
	TOP-HEAVY PROVISIONS

18.1	Top-Heavy Plan Definitions	57
18.2	Applicability of Top-Heavy Plan Provisions	59
18.3	Top-Heavy Vesting	59
18.4	Minimum Top-Heavy Benefit	59
18.5	Adjustment of Maximum Retirement Benefits	60

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PREAMBLE

The Farmington Savings Bank Defined Benefit Employees’ Pension Plan, originally effective as of July 1, 1952, is hereby amended and restated in its entirety. The Plan, as amended and restated hereby, is intended to qualify as a defined benefit pension plan under Code Section 401(a). The Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries.

Except as otherwise specifically provided in the Plan, this amended and restated Plan shall be effective as of January 1, 1999, and the rights of any person who did not have an Hour of Service under the Plan on or after January 1, 1999, shall generally be determined in accordance with the terms of the Plan as in effect on the date for which he was last credited with an Hour of Service.

Notwithstanding the foregoing, the following special effective dates shall apply:

(a)	The provision protecting veterans re-employment rights in Article XVII is effective December 12, 1994.

(b)	The Code Section 415 limitations on retirement benefits in Article XII are effective for limitation years beginning on or after January 1, 1995.

(c)	The definition of “Required Beginning Date” in Article I is effective January 1, 2000.

(d)	The definition of “Highly Compensated Employee” in Article I is effective for Plan Years beginning on or after January 1, 1997.

(e)	Elimination of family aggregation from the definition of “Earnings” in Article I is effective for Plan Years beginning on or after January 1, 1997.

(f)	The change in the definition of “leased employee” in the definition of “Employee” in Article I is effective for Plan Years beginning on or after January 1, 1997.

(g)	The change in the anti-alienation provisions in Section 11.3 to exclude certain judgments is effective August 5, 1997.

(h)	The increase in the cash out limitation from $3,500 to $5,000 in Section 11.5 is effective January 1, 1998.

(i)
The change in the definition of “Actuarial Equivalent” in Article I to provide the mortality table and interest rate required for determining present values under Code Section 417(e), as amended by GATT, is effective May 1, 1997.

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Notwithstanding any other provision of the Plan to the contrary, a Participant’s vested interest in his Accrued Benefit under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his Accrued Benefit on the day immediately preceding the effective date.

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ARTICLE I
DEFINITIONS

1.1	Plan Definitions

As used herein, the following words and phrases, when they appear with initial letters capitalized as indicated below, have the meanings hereinafter set forth:

(a)	An “Active Participant” means a Participant who is accruing Credited Service under the Plan in accordance with the provisions of Article III.

(b)
A Participant’s “Accrued Benefit” as of any date means the portion of his monthly normal retirement benefit accrued as of that date determined as provided in Article V, based on his years of Credited Service and his Average Annual Earnings determined as of that date.

(c)
The “Actuarial Equivalent” of a value means the actuarial equivalent determined using the 1971 Group Annuity Mortality Table for male lives with a six year set back for Spouses and an interest rate of eight percent, except that in determining present value for purposes of a single sum payment, the following factors shall be used: (i) the table prescribed by the Secretary of the Treasury, which shall be based on the prevailing commissioners’ standard table, described in Code Section 807(d)(5)(A), used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code Section 807(d)(5)) and (ii) the annual rate of interest on 30-year Treasury securities for the second calendar month preceding the Plan Year in which the distribution is made.

For a Participant who has reached Normal Retirement Date at the time present value is being determined, the present value of his Accrued Benefit shall be calculated based on the immediate annuity payable to the Participant as of his Annuity Starting Date. For a Participant who has not yet reached Normal Retirement Date at the time present value is being determined, the present value of his Accrued Benefit shall be calculated based on a deferred annuity payable commencing at Normal Retirement Date. For purposes of this paragraph, immediate and deferred annuities will be in the normal form applicable to unmarried Participants under Section 9.1 of the Plan.

(d)
The “Actuary” means an independent actuary selected by the Sponsor, who is an enrolled actuary as defined in Code Section 7701(a)(35), or a firm or corporation of actuaries having such a person on its staff, which person, firm, or corporation is to serve as the actuarial consultant for the Plan.

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(e)	The “Administrator” means the Sponsor unless the Sponsor designates another person or persons to act as such.

(f)	An “Affiliated Company” means any corporation or business, other than an Employer, which would be aggregated with an Employer for a relevant purpose under Code Section 414.

(g)
A Participant’s, or Beneficiary’s, if the Participant has died, “Annuity Starting Date” means the first day of the first period for which an amount is paid as an annuity or, in the case of a single sum payment, the first day on which all events have occurred which entitle the Participant, or his Beneficiary, if applicable, to such benefit.

If a Participant whose Annuity Starting Date has occurred is reemployed by an Employer or an Affiliated Company resulting in a suspension of benefits in accordance with the provisions of Section 11.1, for purposes of determining the form of payment of such Participant’s benefit upon his subsequent retirement, such prior Annuity Starting Date shall apply to benefits accrued prior to the Participant’s reemployment. Such prior Annuity Starting Date shall also apply to benefits accrued following the Participant’s reemployment if such prior Annuity Starting Date occurred on or after the Participant’s Normal Retirement Date. Such prior Annuity Starting Date shall not apply to benefits accrued following the Participant’s reemployment if such prior Annuity Starting Date occurred prior to the Participant’s Normal Retirement Date.

(h)
A Participant’s “Average Annual Earnings” means his highest average annual Earnings received for any five consecutive Earnings Computation Periods during the ten consecutive Earnings Computation Periods immediately preceding the date the Participant’s employment terminates.

Notwithstanding the foregoing, if a Participant has fewer than five full consecutive Earnings Computation Periods, his Average Annual Earnings shall be determined by multiplying a fraction, the numerator of which is his total Earnings and the denominator of which is his total number of full calendar months of employment as an Employee, by 12.

(i)	A Participant’s “Beneficiary” means any beneficiary who is entitled to receive a benefit under the Plan upon the death of the Participant.

(j)
A “Break in Service” with respect to any Employee means any Service Computation Period during which he completes fewer than 501 Hours of Service, except that no Employee shall incur a Break in Service solely by reason of temporary absence from work not exceeding 12 months resulting from illness, layoff, or other cause if authorized in advance by an Employer pursuant to its uniform leave policy, if his employment is not otherwise terminated during the period of such absence.

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(k)
The “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Code section shall include (i) such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section and (ii) all rulings, regulations, notices, announcements, and other pronouncements issued by the U.S. Treasury Department, the Internal Revenue Service, and any court of competent jurisdiction that relate to such section.

(1)
A Participant’s “Credited Service” means his period of service for purposes of determining the amount of any benefit for which he is eligible under the Plan, as computed in accordance with the provisions of Article III.

(m)
The “Earnings” of a Participant for any Earnings Computation Period means his basic compensation received for services as an Employee, including commissions, but excluding overtime, bonuses, and any other additional compensation. In addition to the foregoing, Earnings include any amount that would have been included in the foregoing description, but for the Participant’s election to defer payment of such amount under Code Section 402(e)(3), as an elective contribution to a qualified cash or deferred arrangement. Notwithstanding the foregoing, if for any Earnings Computation Period beginning on or after January 1, 1989, the definition of Earnings described above would fail the nondiscrimination requirements of Code Section 414(s)(3), then for such Earnings Computation Period, Earnings means compensation as defined in Treasury regulations Section 1.415-2(d)(10) received from an Employer for the specified Earnings Computation Period.

In no event, however, shall the Earnings of a Participant taken into account under the Plan for any Earnings Computation Period exceed (1) $200,000 for Earnings Computation Periods beginning before January 1, 1994, or (2) $150,000 for Earnings Computation Periods beginning on or after January 1, 1994. The limitations set forth in the preceding sentence shall be subject to adjustment annually as provided in Code Section 401(a)(17)(B) and Code Section 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Earnings Computation Periods beginning in such calendar year.

(n)	An “Earnings Computation Period” means each calendar year.

(o)	An Employee’s “Eligibility Service” means his period of service for purposes of determining his eligibility to participate in the Plan, as computed in accordance with the provisions of Article IV.

(p)	An “Employee” means any employee of an Employer.

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Any “leased employee,” other than an excludable leased employee, shall be treated as an employee of an Employer or any other Affiliated Company for all purposes of the Plan, including benefit accrual; provided, however, that contributions to a qualified plan made on behalf of a leased employee by the leasing organization that are attributable to services for the Employer shall be treated as having been made by the Employer and there shall be no duplication of benefits under this Plan.

A “leased employee” means any person who performs services for an Employer or an Affiliated Company (the “recipient”) (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the “leasing organization”) on a substantially full-time basis for a period of at least one year, provided that such services are performed under the primary direction or control of the recipient. An “excludable leased employee” means any leased employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, (ii) full and immediate vesting, and (iii) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that leased employees do not constitute more than 20 percent of the recipient’s nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient.

(q)	An “Employer” means the Sponsor and any entity which has adopted the Plan as may be provided under Article XV.

(r)	An “Entry Date” means the first day of the Plan Year and the first day of the seventh month of the Plan Year (January 1 and July 1).

(s)
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

(t)
The “Funding Agent” means the person or persons which at the time shall be designated, qualified, and acting under the Funding Agreement and shall include (i) any trustee for a trust established pursuant to the Funding Agreement, (ii) any insurance company that issues an annuity or insurance contract pursuant to the Funding Agreement, or (iii) any person holding assets in a custodial account pursuant to the Funding Agreement. The Sponsor may designate a person or persons other than the Funding Agent to perform any responsibilities of the Funding Agent under the Plan, other than trustee responsibilities as defined in ERISA Section 405(c)(3), and the Funding Agent shall not be liable for the performance of such person in carrying out such responsibilities except as otherwise provided by ERISA. The term Funding Agent shall include any delegate of the Funding Agent as may be provided in the Funding Agreement.

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(u)
The “Funding Agreement” means the agreement entered into between the Sponsor and the Funding Agent relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto and shall include any agreement establishing a trust, a custodial account, an annuity contract, or an insurance contract (other than a life, health or accident, property, casualty, or liability insurance contract) for the investment of assets; provided, however, that any custodial account or contract established hereunder meets the requirements of Code Section 401(f).

(v)	A “Highly Compensated Employee” means any Employee or former Employee who is a highly compensated active employee or a highly compensated former employee as defined hereunder.

A “highly compensated active employee” includes any Employee who performs services for an Employer or any Affiliated Company during the Plan Year and who (i) was a five percent owner at any time during the Plan Year or the look back year or (ii) received compensation from the Employers and Affiliated Companies during the look back year in excess of $80,000 (subject to adjustment annually at the same time and in the same manner as under Code Section 415(d)). The dollar amount in (ii) shall be pro-rated for any Plan Year of fewer than 12 months.

A “highly compensated former employee” includes any Employee who (i) separated from service from an Employer and all Affiliated Companies (or is deemed to have separated from service from an Employer and all Affiliated Companies) prior to the Plan Year, (ii) performed no services for an Employer or any Affiliated Company during the Plan Year, and (iii) for either the separation year or any Plan Year ending on or after the date the Employee attains age 55, was a highly compensated active employee, as determined under the rules in effect under Code Section 414(q) for such year.

The determination of who is a Highly Compensated Employee hereunder shall be made in accordance with the provisions of Code Section 414(q) and regulations issued thereunder.

For purposes of this definition, the following terms have the following meanings:

(1) An employee’s “compensation” means compensation as defined in Code Section 415(c)(3) and regulations issued thereunder.

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(2) The “look back year” means the 12-month period immediately preceding the Plan Year.

(w)	An “Hour of Service” with respect to any Employee means an hour which is determined and credited as such in accordance with the provisions of Article II.

(x)	A Participant’s “Normal Retirement Date” means

(1)
with respect to any Employee who became a Participant prior to January 1,1988, for purposes of benefit eligibility, the later of (i) the date he attains age 65 or (ii) the earlier of the fifth anniversary of the date the Participant commenced participation in the Plan or January 1, 1993, and for all other purposes, the first day of the month coinciding with or immediately following such date; and

(2)
with respect to any Employee who became a Participant on or after January 1, 1988, for purposes of benefit eligibility, the later of (i) the date on which he attains age 65 or (ii) the fifth anniversary of his “participation commencement date” and for all other purposes, the first day of the month coinciding with or immediately following such date. An Employee’s “participation commencement date” means the first day of the Plan Year in which he first commences participation in the Plan.

(y)	A “Participant” means any person who becomes eligible to participate in the Plan in accordance with the provisions of Article IV and who retains an Accrued Benefit under the Plan.

(z)	The “Pension Fund” means the fund or funds maintained under the Funding Agreement for purposes of accumulating contributions made by the Employers and paying benefits under the Plan.

(aa)
The “Plan” means this Farmington Savings Bank Defined Benefit Employees’ Pension Plan, established effective July 1,1952, as amended and restated by this instrument, with all amendments, modifications, and supplements hereafter made.

(bb)	A “Plan Year” means the 12-consecutive-month period ending each December 31.

(cc)
A “Qualified Joint and Survivor Annuity” is an immediate annuity payable to the Participant for his life with a survivor benefit payable upon the death of the Participant to the Participant’s Spouse (determined as of his Annuity Starting Date) for the remainder of such Spouse’s lifetime. The amount of the survivor benefit payable under a Qualified Joint and Survivor Annuity shall be equal to at least 50 percent of the amount the Participant was receiving on his date of death.

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(dd)	A “Qualified Preretirement Survivor Annuity” is an annuity payable to the surviving Spouse of a Participant for such Spouse’s life as provided in Article X.

(ee)
A Participant’s “Required Beginning Date” means the April 1 following the calendar year in which occurs the later of the Participant’s (i) attainment of age 70 1/2 or (ii) the date the Participant retires; provided, however, that clause (ii) shall not apply to a Participant who is a five percent owner, as defined in Code Section 416(i), with respect to the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2. The Required Beginning Date of a Participant who is a five percent owner hereunder shall not be redetermined if the Participant ceases to be a five percent owner with respect to any subsequent Plan Year.

(ff)	A Participant’s “Service” means his period of service for purposes of determining his eligibility for a benefit under the Plan, as computed in accordance with the provisions of Article III.

(gg)	A “Service Computation Period” means the 12-month period used for determining an Employee’s years of Eligibility Service, years of Service, and years of Credited Service.

The Service Computation Period for determining an Employee’s years of Eligibility Service is the 12-consecutive month period beginning on the first date he completes an Hour of Service and Plan Years beginning after that date.

The Service Computation Period for determining an Employee’s years of Service is the Plan Year.

The Service Computation Period for determining an Employee’s years of Credited Service is the Plan Year.

(hh)	The “Sponsor” means Farmington Savings Bank, and any successor thereto,

(ii)	A Participant’s “Spouse” means the person who is the Participant’s lawful spouse.

1.2	Construction

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

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ARTICLE II
HOURS OF SERVICE

2.1	Crediting of Hours of Service

An Employee shall be credited with an Hour of Service under the Plan for:

(a)
Each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer as an Employee; provided, however, that hours paid for at a premium rate shall be treated as straight-time hours.

(b)
Each hour for which he is paid, or entitled to payment, by an Employer on account of a period of time during which no duties as an Employee are performed (irrespective of whether he remains an Employee) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, up to a maximum of eight hours per day and 40 hours per week; provided, however, that no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single Service Computation Period); provided, further, that no Hours of Service shall be credited for payment which is made or due under a program maintained solely for the purpose of complying with applicable Workers’ Compensation, unemployment compensation, or disability insurance laws; and provided, further, that no Hours of Service shall be credited to an Employee for payment which is made or due solely as reimbursement for medical or medically related expenses incurred by him.

(c)
Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer; provided, however, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods of employment or absence from employment described in any other paragraph of this Section shall be subject to the limitations set forth therein and, if applicable, in Section 2.4.

(d)
Each hour for which he would have been scheduled to work for an Employer during the period of time that he is absent from work because of service with the armed forces of the United States, up to a maximum of eight hours per day and 40 hours per week, but only if he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and he returns to work with an Employer within the period during which he retains such reemployment rights.

(e)
Solely for purposes of determining his Service under the Plan, each hour for which he would have been scheduled to work for an Employer during the period of time that he is absent from work because of disability for which he is eligible for or receiving disability benefits under a non-governmental benefit program funded by his Employer; provided that if he ceases to be eligible for or to collect disability benefits under such program prior to his Normal Retirement Date he returns promptly to work with an Employer.

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(f)
Solely for purposes of determining his Service under the Plan, each hour for which he would have been scheduled to work for an Employer during the period of time that he is absent from work because of an approved leave of absence of no more than two years, provided that he returns to work at the end of such leave.

(g)
Solely for purposes of determining his Service under the Plan, each hour for which he would have been scheduled to work for an Employer during the period of time that he is absent from work because of temporary layoff, provided that he returns to active employment when recalled.

(h)
Solely for purposes of determining whether he has incurred a Break in Service, each hour for which he would have been scheduled to work for an Employer during the period of time that he is absent from work because of the birth of a child, pregnancy, the adoption of a child, or the caring for a child for the period beginning following the birth or adoption of such child, up to a maximum of eight hours per day and 40 hours per week so that, when added to Hours of Service credited under any other paragraph of this Section, he shall be credited with not fewer than 501 total Hours of Service under the Plan for the Service Computation Period in which his absence commenced or the immediately following Service Computation Period; provided, however, that he shall be credited with Hours of Service under this paragraph for the Service Computation Period in which his absence from employment commenced only if necessary to prevent a Break in Service; and provided, further, that he shall be credited with Hours of Service under this paragraph for the Service Computation Period immediately following the Service Computation Period in which his absence from employment commenced only if he is not credited with Hours of Service under this paragraph for the Service Computation Period in which his absence from employment commenced.

(i)
Solely for purposes of determining whether he has incurred a Break in Service, each hour for which he would be scheduled to work for an Employer during the period of time that he is absent from work on an approved leave of absence pursuant to the Family and Medical Leave Act of 1993; provided, however, that Hours of Service shall not be credited to an Employee under this paragraph if the Employee fails to return to employment with an Employer following such leave.

Notwithstanding anything to the contrary contained in this Section, no more than one Hour of Service shall be credited to an Employee for any one hour of his employment or absence from employment.

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2.2	Hours of Service Equivalencies

Notwithstanding any other provision of the Plan to the contrary, if an Employer does not maintain records that accurately reflect actual hours of service with respect to an Employee, such Employee shall be credited with 190 Hours of Service for each month in which he performs an Hour of Service.

2.3	Determination of Non-Duty Hours of Service

In the case of a payment which is made or due from an Employer on account of a period during which an Employee performs no duties, and which results in the crediting of Hours of Service, or in the case of an award or agreement for back pay, to the extent that such award or agreement is made with respect to a period during which an Employee performs no duties, the number of Hours of Service to be credited shall be determined as follows:

(a)
In the case of a payment made or due which is calculated on the basis of units of time, such as hours, days, weeks, or months, the number of Hours of Service to be credited shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated.

(b)
In the case of a payment made or due which is not calculated on the basis of units of time, the number of Hours of Service to be credited shall be equal to the amount of the payment divided by the Employee’s most recent hourly rate of compensation immediately prior to the period to which the payment relates.

(c)
Notwithstanding the provisions of paragraphs (a) and (b), no Employee shall be credited on account of a period during which no duties are performed with a number of Hours of Service that is greater than the number of regularly scheduled working hours during such period.

(d)
If an Employee is without a regular work schedule, the number of “regularly scheduled working hours” shall mean the average number of hours worked by Employees in the same job classification during the period to which the payment relates, or if there are no other Employees in the same job classification, the average number of hours worked by the Employee during an equivalent, representative period.

For the purpose of crediting Hours of Service for a period during which an Employee performs no duties, a payment shall be deemed to be made by or due from an Employer (i) regardless of whether such payment is made by or due from an Employer directly, or indirectly through (among others) a trust fund or insurer to which the Employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular persons or are on behalf of a group of persons in the aggregate.

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2.4	Allocation of Hours of Service to Service Computation Periods

Hours of Service credited under Section 2.1 shall be allocated to the appropriate Service Computation Period as follows:

(a)	Hours of Service described in paragraph (a) of Section 2.1 shall be allocated to the Service Computation Period in which the duties are performed.

(b)	Hours of Service credited to an Employee for a period during which an Employee performs no duties shall be allocated as follows:

(1)
Hours of Service credited to an Employee on account of a payment which is calculated on the basis of units of time, such as hours, days, weeks, or months, shall be allocated to the Service Computation Period or Periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates.

(2)
Hours of Service credited to an Employee on account of a payment which is not calculated on the basis of units of time shall be allocated to the Service Computation Period or Periods in which the period during which no duties are performed occurs, or, if such period extends beyond one Service Computation Period, such Hours of Service shall be allocated equally between the first two such Service Computation Periods.

(3)
Hours of Service credited to an Employee for a period of absence during which the Employee performs no duties and for which no payment is due from his Employer shall be allocated to the Service Computation Period or Periods during which such absence occurred.

(4)
Hours of Service credited to an Employee because of an award or agreement for back pay shall be allocated to the Service Computation Period or Periods to which the award or agreement for back pay pertains, rather than to the Service Computation Period in which the award, agreement, or payment is made.

2.5	Department of Labor Rules

The rules set forth in paragraphs (b) and (c) of Department of Labor Regulation Section 2530.200b-2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to Service Computation Periods, are hereby incorporated into the Plan by reference.

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ARTICLE III
SERVICE & CREDITED SERVICE

3.1	Service and Credited Service Prior to January 1,1999

Each person who is an Employee on or after January 1,1999, shall be credited with Service and Credited Service for purposes of the Plan for periods prior to such date equal to the Service and Credited Service with which he had been credited in accordance with the Plan provisions in effect immediately prior to such date.

3.2	Service and Credited Service On or After January 1,1999

Each person who is an Employee on or after January 1,1999, shall be credited with Service and Credited Service with respect to periods of employment on or after such date, for purposes of the Plan as follows:

(a)	He shall be credited with a year of Service for each Service Computation Period for which he is credited with at least 1,000 Hours of Service.

(b)	Notwithstanding the foregoing, no Service shall be credited to an Employee for periods before his attainment of age 18.

(c)
Subject to any limitations set forth in Article V, he shall be credited with a year of Credited Service for each Service Computation Period for which he is credited with at least 1,000 Hours of Service.

(d)	Notwithstanding the foregoing, no Credited Service shall be credited to an Employee for the following periods:

(1) periods before his attainment of age 18.

3.3	Transfers

Notwithstanding the foregoing, Service and Credited Service credited to a person shall be subject to the following:

(a)
Any person who transfers or retransfers to employment with an Employer as an Employee directly from other employment (i) with an Employer in a capacity other than as an Employee or (ii) with any other Affiliated Company, shall be credited with Service, but not Credited Service, for such other employment as if such other employment were employment with an Employer as an Employee.

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(b)
Any person who transfers from employment with an Employer as an Employee directly to other employment (i) with an Employer in a capacity other than as an Employee or (ii) with any other Affiliated Company, shall be deemed by such transfer not to lose his Service or Credited Service, and shall be deemed not to retire or otherwise terminate his employment as an Employee until such time as he is no longer in the employment of an Employer or any other Affiliated Company, at which time he shall become entitled to benefits if he is otherwise eligible therefore under the provisions of the Plan; provided, however, that up to such time he shall receive credit only for Service, but not for Credited Service, for such other employment as if such other employment were employment with an Employer as an Employee.

3.4	Retirement or Termination and Reemployment

If an Employee retires or otherwise terminates employment with the Employers and all Affiliated Companies, his eligibility for and the amount of any benefit to which he may be entitled under the Plan shall be determined based upon the Service and Credited Service with which he is credited at the time of such retirement or other termination of employment. If such retired or former Employee is reemployed by an Employer or any Affiliated Company, the Service and Credited Service with which he was credited at the time of such prior retirement or other termination of employment shall be aggregated with the Service and Credited Service with which he is credited following his reemployment for purposes of determining his eligibility for and the amount of any benefit to which he may be entitled under the Plan upon his subsequent retirement or other termination of employment if:

(a)
he was eligible for any retirement benefit at the time of his previous retirement or other termination of employment; provided, however, that if the Participant received a single sum payment of the present value of his vested Accrued Benefit as provided in Section 11.5 because of such retirement or termination of employment, his prior Credited Service shall be lost and shall not be reinstated unless he meets the requirements of the following Section; or

(b)
he terminated his employment before satisfying the conditions of eligibility for any retirement benefit under the Plan and either (i) the aggregate number of his years of Service (not including any years of Service not required to be aggregated because of previous Breaks in Service) is greater than the number of his consecutive one-year Breaks in Service or (ii) the number of his consecutive one-year Breaks in Service is less than five.

Notwithstanding any other provision of this Section, if a retired or former Employee returns to employment in a capacity other than as an Employee, his period of employment shall be treated for the purposes of the Plan solely in accordance with the transfer provisions of this Article III.

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3.5	Repayment of Distributed Benefits

If a former Participant who is not 100 percent vested and who received a single sum payment of the present value of his vested Accrued Benefit as provided in Section 11.5 because of his prior retirement or termination of employment is reemployed by an Employer or an Affiliated Company, the Credited Service with which he was credited at the time of his prior retirement or other termination of employment shall be reinstated and aggregated with the Credited Service credited to him following his reemployment only if the Participant meets the requirements of this Section. Payment of the present value of a Participant’s vested Accrued Benefit is deemed to be made because of his prior retirement or termination of employment if it is made before the end of the second Plan Year following the Plan Year in which such retirement or termination occurred. Such Participant must:

(a)	be reemployed by an Employer or an Affiliated Company prior to incurring five-consecutive Breaks in Service following the date of the single sum payment;

(b)	resume employment covered under the Plan; and

(c)
repay to the Plan the full amount of the distribution with interest before the earlier of (i) the date he incurs five-consecutive Breaks in Service following the date of the single sum payment or (ii) the date which is five years after his reemployment date. For purposes of this paragraph, interest shall accrue annually, beginning on the date of the single sum payment, at the rate provided in Code Section 41l(c)(2)(C), as in effect on the date of repayment.

If a former Participant who is 100 percent vested and who received a single sum payment of the present value of his vested Accrued Benefit as provided in Section 11.5 because of his prior retirement or termination of employment is reemployed by an Employer or an Affiliated Company, the Credited Service with which he was credited at the time of his prior retirement or other termination of employment shall not be reinstated.

3.6	Finality of Determinations

All determinations with respect to the crediting of Service and Credited Service under the Plan shall be made on the basis of the records of the Employers, and all determinations so made shall be final and conclusive upon Employees, former Employees, and all other persons claiming a benefit interest under the Plan. Notwithstanding anything to the contrary contained in this Article, there shall be no duplication of Service and Credited Service.

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ARTICLE IV
ELIGIBILITY FOR PARTICIPATION

4.1	Participation

Each Employee who was an Active Participant immediately prior to January 1, 1999, shall continue as an Active Participant hereunder. Each other person shall become an Active Participant as of the Entry Date coinciding with or immediately following the latest of (i) the date he becomes an Employee, (ii) the date he attains age 21, or (iii) the date he completes one year of Eligibility Service.

4.2	Crediting Eligibility Service

An Employee shall be credited with a year of Eligibility Service for each Service Computation Period for which he is credited with at least 1,000 Hours of Service.

For purposes of determining an Employee’s Eligibility Service hereunder, employment with an Employer in a capacity other than as an Employee or with an Affiliated Company shall be treated as employment with an Employer as an Employee.

4.3	Loss of Eligibility Service

Except as otherwise specifically provided in the Plan, an Employee’s Eligibility Service shall be lost if he retires or if his employment with an Employer terminates for any other reason, and, subject to applicable Plan provisions for the reinstatement of Eligibility Service, if he thereafter returns to employment as an Employee, he shall be treated for Plan purposes as a new Employee.

4.4	Reinstatement of Eligibility Service

A retired or former Employee who returns to employment with an Employer or with any other Affiliated Company shall be reinstated with the Eligibility Service with which he was credited at the time of his prior retirement or other termination of employment if:

(a)	he was eligible for any retirement benefit at the time of his previous retirement or other termination of employment; or

(b)
he terminated his employment before satisfying the conditions of eligibility for any retirement benefit under the Plan and either (i) the aggregate number of his years of Eligibility Service (not including any years of Eligibility Service not required to be taken into account because of previous Breaks in Service) is greater than the number of his consecutive one-year Breaks in Service or (ii) the number of his consecutive one-year Breaks in Service is less than five.

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4.5	Termination of Participation

A Participant shall remain an Active Participant as long as he continues in employment as an Employee. A person shall remain a Participant as long as he retains an Accrued Benefit under the Plan.

4.6	Participation Upon Reemployment

If a former Employee who was a Participant hereunder is reemployed as an Employee, he shall again become an Active Participant hereunder as of his reemployment date if his Eligibility Service is reinstated in accordance with the provisions of Section 4.4. If such former Employee’s Eligibility Service is not reinstated in accordance with the provisions of Section 4.4., such former Employee shall be treated as a new Employee for purposes of participation in the Plan and he shall again become an Active Participant in accordance with and subject to the requirements of Section 4.1.

If a former Employee who was not a Participant hereunder is reemployed as an Employee, he shall become an Active Participant hereunder as follows:

(a)
If such former Employee had satisfied the Eligibility Service requirement in Section 4.1 at the time of his prior termination of employment and his Eligibility Service is reinstated as provided in Section 4.4, he shall become an Active Participant as of the later of (1) the Entry Date as of which he would have become an Active Participant if he had continued employment as an Employee or (2) his reemployment date.

(b)
If such former Employee had not satisfied the Eligibility Service requirement in Section 4.1 at the time of his prior termination of employment, or his Eligibility Service is not reinstated as provided in Section 4.4, he shall become an Active Participant in accordance with and subject to the requirements of Section 4.1.

4.7	Finality of Determinations

All determinations with respect to the eligibility of an Employee to become a Participant under the Plan shall be made on the basis of the records of the Employers, and all determinations so made shall be final and conclusive for all Plan purposes. Each Employee who becomes a Participant shall be entitled to the benefits, and be bound by all the terms, provisions, and conditions of the Plan and the Funding Agreement.

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ARTICLE V
 NORMAL RETIREMENT

5.1	Eligibility

Each Participant who retires from employment with his Employer and all Affiliated Companies on or after his Normal Retirement Date shall be eligible for a normal retirement benefit.

5.2	Amount

An eligible Participant’s monthly normal retirement benefit shall be equal to 1/12th of the following:

(a)	two percent of the Participant’s Average Annual Earnings multiplied by

(b)	the number of his years of Credited Service at retirement not in excess of 30 years.

In no event will a reduction in a Participant’s Average Annual Earnings reduce the normal retirement benefit payable to him below the amount that would have been payable to him under the same form of payment had he retired prior to his Normal Retirement Date when eligible for an early retirement benefit.

5.3	401(a)(17) Fresh Start Adjustments

The monthly normal retirement benefit of a Participant whose Earnings exceeded the $200,000 and $150,000 Earnings limitations described in Article I for Earnings Computation Periods ending before the Earnings Computation Periods in which the limitations were effective shall be the greatest of: (i) the Participant’s Accrued Benefit determined as of the end of the 1988 Earnings Computation Period, using the Plan formula in effect on that date (without regard to any amendments made after that date), as if the Participant terminated employment on that date; (ii) the Participant’s Accrued Benefit determined as of the end of the 1993 Earnings Computation Period, using the Plan formula in effect on that date (without regard to any amendments made after that date), as if the Participant terminated employment on that date, but applying the $200,000 Earnings limitation; or (iii) the Participant’s Accrued Benefit determined under the Plan formula in effect thereafter, but applying the $150,000 Earnings limitation.

5.4	Minimum Benefits

Notwithstanding any other provision of the Plan to the contrary, in no event will the monthly normal retirement benefit payable to a Participant be less than the Participant’s Accrued Benefit determined as of July 31,1991, under the Plan formula in effect on that date (without regard to any amendments made after that date) as if the Participant terminated employment on that date.

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5.5	Adjustment to Normal Retirement Benefit for Employment After Normal Retirement Date

The monthly normal retirement benefit payable with respect to each Participant who continues in employment with his Employer or an Affiliated Company after his Normal Retirement Date shall be determined as provided in paragraph (a), and, if applicable, (b).

(a)
For the period beginning on the Participant’s Normal Retirement Date and ending on the April 1 following the calendar year in which he reaches age 70 1/2, his “adjusted normal retirement benefit” shall be the greater of:

	(1)	the Participant’s Accrued Benefit as of the date such benefit is being determined; or

	(2)	Actuarial Equivalent of the Participant’s Accrued Benefit as of his Normal Retirement Date.

(b)
For the period beginning on the April 1 following the calendar year in which he reaches age 70 1/2, the Participant’s monthly retirement benefit shall be adjusted as of each “determination date” (as defined in this Section). His “adjusted normal retirement benefit” shall be the greater of:

(1)	the Participant’s Accrued Benefit as of the “determination date”; or

(2)
the Actuarial Equivalent on the “determination date” of the Participant’s “adjusted normal retirement benefit” determined under this Section for the prior “determination date” (as defined in this Section).

For purposes of this Section, a “determination date” means the last day of each calendar year during the period beginning with the calendar year following the calendar year in which the Participant attains age 70 1/2 and ending on the earlier of (i) the date the Participant retires from employment with his Employer and all Affiliated Companies, or (ii) his Annuity Starting Date, except that the first “determination date” is the April 1 following the calendar year in which the Participant attains age 70 1/2.

No further adjustments shall be made to a Participant’s monthly normal retirement benefit as provided in paragraphs (a)(2) and (b)(2) after the earlier of (i) the date the Participant retires from employment with his Employer and all Affiliated Companies, or (ii) his Annuity Starting Date, and, if he continues to accrue benefits under the Plan, such continued accruals shall be reduced as provided in Section 11.9.

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5.6	Payment

A monthly normal retirement benefit shall be paid to an eligible Participant commencing as of the first day of the month following the month in which he retires, but not later than the date specified in Section 11.7.

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ARTICLE VI
 EARLY RETIREMENT

6.1	Eligibility

Each Participant who retires from employment with his Employer and all Affiliated Companies

(a)	at or after age 60, but prior to his Normal Retirement Date, and who has at least 30 years of Service or

(b)	at or after age 55, but prior to his Normal Retirement Date, and who has at least five years of Service shall be eligible for an early retirement benefit.

6.2	Amount

An eligible Participant’s monthly early retirement benefit shall be equal to his vested Accrued Benefit on the date of his early retirement; provided, however, that the amount of such benefit shall be reduced by multiplying such amount by the appropriate early commencement factor determined as provided in the Adjustment Factors Addendum.

A Participant’s vested interest in his Accrued Benefit shall be determined in accordance with the schedule provided in Section 7.1.

6.3	Payment

A monthly early retirement benefit shall be paid to an eligible Participant commencing as of the first day of the month following the later of the month in which he retires or the month in which he makes written application for the benefit, but not later than his Normal Retirement Date.

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ARTICLE VII
VESTED RIGHTS

7.1	Vesting

An Employee who became a Participant prior to August 1, 1991, shall have his vested interest in his Accrued Benefit determined in accordance with the following schedule, based upon the number of full years of Service credited to him; provided, however, that a Participant’s vested interest in his Accrued Benefit shall be 100 percent if he is employed by an Employer or an Affiliated Company on his Normal Retirement Date, regardless of whether he has completed the number of years of Service required under the schedule for 100 percent vesting.

Years of Service	Vested Interest
less than 3	0%
3, but less than 4	20%
4, but less than 5	40%
5 or more	100%

An Employee who becomes a Participant on or after August 1, 1991, shall have his vested interest in his Accrued Benefit determined in accordance with the following schedule, based upon the number of full years of Service credited to him; provided, however, that a Participant’s vested interest in his Accrued Benefit shall be 100 percent if he is employed by an Employer or an Affiliated Company on his Normal Retirement Date, regardless of whether he has completed the number of years of Service required under the schedule for 100 percent vesting.

Years of Service	Vested Interest
less than 5	0%
5 or more	100%

7.2	Eligibility for Deferred Vested Retirement Benefit

Each Participant who terminates employment with his Employer and all Affiliated Companies, who has a vested interest in his Accrued Benefit, and who is not eligible for a normal or early retirement benefit under the Plan shall be eligible for a deferred vested retirement benefit.

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7.3	Amount of Deferred Vested Retirement Benefit

An eligible Participant’s monthly deferred vested retirement benefit shall be equal to his vested Accrued Benefit on the date of his termination of employment; provided, however, that if the Participant is eligible to elect to begin benefit payments before his Normal Retirement Date as provided in Section 7.4, the amount of such benefit shall be reduced for early commencement in the same way as provided in Section 6.2 with respect to an early retirement benefit.

7.4	Payment

A monthly deferred vested retirement benefit shall be paid to an eligible Participant commencing as of his Normal Retirement Date; provided, however, that a Participant who has five years of Service may elect to begin benefit payments as of the first day of any month following the month in which he attains age 55.

7.5	Election of Former Vesting Schedule

In the event the Sponsor adopts an amendment to the Plan that changes the vesting schedule under the Plan, including any amendment which directly or indirectly affects the computation of the nonforfeitable interest of Participants’ rights to Accrued Benefits, any Participant with three or more years of Service shall have a right to have his nonforfeitable interest in his Accrued Benefit continue to be determined under the vesting schedule in effect prior to such amendment rather than under the new vesting schedule, unless the nonforfeitable interest of such Participant in his Accrued Benefit under the Plan, as amended, at any time is not less than such interest determined without regard to such amendment. Such Participant shall exercise such right by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of such amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing provisions of this Section, the vested interest of each Participant on the effective date of such amendment shall not be less than his vested interest under the Plan as in effect immediately prior to the effective date thereof.

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ARTICLE VIII
DISABILITY RETIREMENT BENEFIT

8.1	No Disability Retirement Benefits Payable Under Plan

There shall be no disability retirement benefits payable under the Plan.

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ARTICLE IX
FORMS OF PAYMENT

9.1	Normal Form of Payment

A Participant who is eligible to receive any retirement benefit under Section 5.1, 6.1, or 7.2 of the Plan shall receive payment of such benefit in accordance with one of the following normal forms of payment:

(a)
A Participant who is not married on his Annuity Starting Date shall receive such benefit in the form of a 10-year certain and life annuity. Such Participant shall receive a monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant’s death occurs prior to the end of the 10-year period commencing with his Annuity Starting Date, his Beneficiary shall receive a continued monthly benefit equal to such amount for the remainder of such 10-year period. If the Participant’s Beneficiary dies after becoming eligible to receive a benefit hereunder, but prior to the end of the 10-year period, the unpaid monthly benefit shall be paid to the Beneficiary designated by the Participant to receive payment in such event or, if none, in accordance with the provisions of Section 9.3.

(b)
A Participant who is married on his Annuity Starting Date shall receive such benefit in the form of a 50 percent Qualified Joint and Survivor Annuity with a 10-year period certain. Such Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant’s death occurs prior to the end of the 10-year period commencing with his Annuity Starting Date, his Spouse, or the Participant’s designated secondary Beneficiary if the Participant’s Spouse does not survive him, shall receive a continued monthly benefit equal to the reduced amount payable during the Participant’s lifetime for the remainder of such 10-year period.

If the Participant’s Spouse is still living at the end of such 10-year period, then commencing with the month following the month in which such 10-year period ends, the Participant’s Spouse shall receive a monthly benefit for his or her remaining lifetime equal to one-half of the reduced amount payable during the Participant’s lifetime, the last payment being for the month in which the Spouse’s death occurs. A married Participant may elect to increase the survivor benefit payable to his Spouse after the end of the 10-year period commencing with his Annuity Starting Date to 100 percent or 66 2/3 percent of the reduced amount payable during the Participant’s lifetime. Any such election must be made during the election period described in Section 9.5.

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If the Participant’s Spouse dies after becoming eligible to receive a continued benefit hereunder, but prior to the end of the 10-year period, the monthly benefit that would have been payable to such Spouse for the remainder of such 10-year period shall be payable to the Participant’s secondary Beneficiary.

The reduced monthly payments to be made to the Participant under this paragraph shall be in an amount which, on the date of commencement thereof, is the Actuarial Equivalent of the monthly benefit otherwise payable to the Participant under the form of payment described in paragraph (a).

To receive a benefit under the Qualified Joint and Survivor Annuity form of payment described in paragraph (b) above, a Participant’s Spouse must be the same Spouse to whom the Participant was married on his Annuity Starting Date. Once a Participant’s Annuity Starting Date occurs and retirement benefit payments commence under one of the normal forms of payment, the form of payment will not change even if the Participant’s marital status changes; provided, however, that if the Participant is reemployed by an Employer or an Affiliated Company, any benefits he accrues under the Plan following such reemployment with respect to which a separate Annuity Starting Date occurs shall be payable in the form elected by the Participant as of such separate Annuity Starting Date.

Subject to the requirements of Section 9.6, a Participant may waive the normal form of payment applicable to him and elect to receive payment of his benefit in one of the optional forms of payment provided in Section 9.2.

9.2	Optional Forms of Payment

Within the election period described in Section 9.5, a Participant who is eligible to receive a normal, early, or deferred vested retirement benefit may elect to receive payment of such benefit in accordance with any one of the following options. If the Participant is married on his Annuity Starting Date, any such election must satisfy the requirements of Section 9.6.

If the Participant’s Spouse under an optional Qualified Joint and Survivor Annuity or his Beneficiary under any other optional form of payment dies prior to the Participant’s Annuity Starting Date, the election shall become inoperative and ineffective, and benefit payments, if any, shall be made under the normal form of payment provided in Section 9.1, unless the Participant elects another optional form of payment provided under the Plan prior to his Annuity Starting Date. Once a Participant’s Annuity Starting Date occurs, however, the optional form of payment elected by the Participant will not change even if the Participant’s marital status changes or his Beneficiary predeceases him; provided, however, that if the Participant is reemployed by an Employer or an Affiliated Company, any benefits he accrues under the Plan following his reemployment with respect to which a separate Annuity Starting Date occurs shall be payable in the form elected by the Participant as of such separate Annuity Starting Date.

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The monthly payments made under any optional form of payment hereunder shall be the Actuarial Equivalent of the monthly benefit otherwise payable to the Participant in the 10-year certain and life annuity form described in paragraph (a) of Section 9.1.

(a)
10-Years Certain and Life Annuity. The Participant shall receive a monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant’s death occurs prior to the end of the 10-year period commencing with his Annuity Starting Date, his Beneficiary shall receive a continued monthly benefit equal to such amount for the remainder of such 10-year period. If the Participant’s Beneficiary dies after becoming eligible to receive a benefit hereunder, but prior to the end of the 10-year period, the unpaid monthly benefit shall be paid to the Beneficiary designated by the Participant to receive payment in such event or, if none, in accordance with the provisions of Section 9.3.

(b)
100% Qualified Joint and Survivor Annuity with Ten-Year Term Certain. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant’s Spouse survives him, then commencing with the month following the month in which the Participant’s death occurs, his Spouse shall receive a monthly benefit for his or her remaining lifetime equal to the reduced amount payable during the Participant’s lifetime, the last monthly payment being for the month in which the Spouse’s death occurs. If the Participant’s death occurs prior to the end of the ten-year period commencing with his Annuity Starting Date, and the Participant’s Spouse does not survive him, the Participant’s secondary Beneficiary shall receive a continued monthly benefit equal to the reduced amount payable during the Participant’s lifetime for the remainder of such ten-year period.

If the Participant’s Spouse dies after becoming eligible to receive a continued benefit hereunder, but prior to the end of the ten-year period, the monthly benefit that would have been payable to such Spouse for the remainder of such ten-year period shall be payable to the Participant’s secondary Beneficiary.

(c)
66 2/3% Qualified Joint and Survivor Annuity with Ten-Year Term Certain. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant’s death occurs prior to the end of the ten-year period commencing with his Annuity Starting Date, his Spouse, or the Participant’s secondary Beneficiary if the Participant’s Spouse does not survive him, shall receive a continued monthly benefit equal to the reduced amount payable during the Participant’s lifetime for the remainder of such ten-year period.

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If the Participant’s Spouse is still living at the end of such ten-year period, then commencing with the month following the month in which such ten-year period ends, the Participant’s Spouse shall receive a monthly benefit for his or her remaining lifetime equal to 66 2/3 percent of the reduced amount payable during the Participant’s lifetime, the last payment being for the month in which the Spouse’s death occurs.

If the Participant’s Spouse dies after becoming eligible to receive a continued benefit hereunder, but prior to the end of the ten-year period, the monthly benefit that would have been payable to such Spouse for the remainder of such ten-year period shall be payable to the Participant’s secondary Beneficiary.

Notwithstanding any other provision of the Plan to the contrary, distribution under an optional form of payment shall be made in accordance with Code Section 401(a)(9) and regulations issued thereunder, including the minimum distribution incidental benefit requirement. If a Participant designates a person other than his Spouse as his Beneficiary under an optional form of payment, and if payments under the optional form elected would not meet the minimum distribution incidental benefit requirement, the election shall be ineffective and benefit payments, if any, shall be made under the normal form of payment provided in Section 9.1, unless the Participant elects another optional form of payment provided under the Plan prior to his Annuity Starting Date.

9.3	Designation of Beneficiary and Beneficiary in Absence of Designated Beneficiary

A Participant’s Beneficiary may be any individual or, in the case of a Beneficiary to receive payments for the remainder of a period-certain under the form of payment elected by the Participant, any individuals, trust, or estate, selected by the Participant. A Participant’s designation of a Beneficiary is subject to the spousal consent requirements of Section 9.6; provided, however, that spousal consent to the Participant’s designation of a non-Spouse secondary Beneficiary to receive payment for the remainder of any period certain applicable under a Qualified Joint and Survivor Annuity shall not be required.

If payment is to be made to a Participant’s surviving Beneficiary for the remainder of a period-certain under the form of payment elected by the Participant and no Beneficiary survives or the Participant has not designated a Beneficiary, the Participant’s Beneficiary shall be the Participant’s surviving Spouse or, if none, the Participant’s surviving children in equal shares or, if none, the Participant’s estate.

9.4	Notice Regarding Forms of Payment

The Administrator shall provide a Participant with a written description of (i) the terms and conditions of the normal forms of payment provided in Section 9.1, (ii) the optional forms of payment provided in Section 9.2, (iii) the Participant’s right to waive the normal form of payment provided in Section 9.1 and to elect an optional form of payment and the effect thereof, (iv) the rights of the Participant’s Spouse with respect to the Qualified Joint and Survivor Annuity form of payment, and (v) the Participant’s right to revoke a waiver of the normal form of payment or to change his election of an option and the effect thereof. The explanation shall notify the Participant of his right to defer payment of his retirement benefit under the Plan until his Normal Retirement Date, or such later date as may be provided under the Plan. The Administrator shall provide such explanation no fewer than 30 days and no more than 90 days before a Participant’s Annuity Starting Date.

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Notwithstanding the foregoing, a Participant’s Annuity Starting Date may occur fewer than 30 days after receipt of such explanation if the Administrator clearly informs the Participant:

(a)	of his right to consider his form of payment election for a period of at least 30 days following his receipt of the explanation;

(b)	the Participant, after receiving the explanation, affirmatively elects an early Annuity Starting Date, with his Spouse’s written consent, if necessary;

(c)	the Participant’s Annuity Starting Date occurs after the date the explanation is provided to him;

(d)
the election period described in Section 9.5 does not end until the later of his Annuity Starting Date or the expiration of the seven-day period beginning the day after the date the explanation is provided to him; and

(e)	actual payment of the Participant’s retirement benefit does not begin to the Participant before such revocation period ends.

Notwithstanding any other provision of this Section, the Administrator may provide the written explanation described in this Section to a Participant after the Participant’s Annuity Starting Date has occurred provided that the election period described in Section 9.5 shall not end until 30 days after the date the explanation is provided to the Participant. A Participant may waive the additional 30 day election period if the Administrator informs the Participant of his election rights as provided in paragraph (a) above and (i) after receiving the explanation, the Participant affirmatively waives the additional 30 day election period, (ii) the Participant may revoke his form of payment election and/or his waiver of the 30-day election period at any time prior to the expiration of the seven-day period beginning the day after the date the explanation is provided to the Participant, and (iii) actual payment of the Participant’s retirement benefit does not begin before such revocation period ends.

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9.5	Election Period

A Participant may waive or revoke a waiver of the normal form of payment provided in Section 9.1 and elect, modify, or change an election of an optional form of payment provided in Section 9.2 by written notice delivered to the Administrator at any time during the election period; provided, however, that no waiver of the normal form of payment and election of an optional form of payment shall be valid unless the Participant has received the written explanation described in Section 9.4. Subject to the provisions of Section 9.4 extending a Participant’s election period under certain circumstances, a Participant’s “election period” means the 90-day period ending on his Annuity Starting Date.

The form in which a Participant shall receive payment of his retirement benefit shall be determined upon the later of his Annuity Starting Date or the date his election period ends, based upon any waiver and election in effect on such date. Except as otherwise specifically provided in the Plan, in no event shall the form in which a Participant’s retirement benefit is paid be changed on or after such date.

9.6	Spousal Consent Requirements

A married Participant’s waiver of the normal Qualified Joint and Survivor Annuity form of payment and his election, modification, or change of an election of an optional form of payment must include the written consent of the Participant’s Spouse, if any. A Participant’s Spouse shall be deemed to have given written consent to the Participant’s waiver and election if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because of any of the following circumstances:

(a)	the Spouse cannot be located,

(b)	the Participant is legally separated or has been abandoned within the meaning of local law, and the Participant has a court order to that effect, or

(c)	other circumstances set forth in Code Section 401 (a)(l1) and regulations issued thereunder.

Notwithstanding the foregoing, written spousal consent shall not be required if the Participant elects an optional form of payment that is a Qualified Joint and Survivor Annuity.

Any written spousal consent given pursuant to this Section shall acknowledge the effect of the waiver of the Qualified Joint and Survivor Annuity form of payment and of the election of an optional form of payment and shall be witnessed by a Plan representative or a notary public. In addition, the written spousal consent shall either (i) specify the optional form of payment selected by the Participant and that such form may not be changed (except to a Qualified Joint and Survivor Annuity) without written spousal consent and specify any Beneficiary designated by the Participant and that such Beneficiary may not be changed without written spousal consent or (ii) acknowledge that the Spouse has the right to limit consent as provided in clause (i), but permit the Participant to change the optional form of payment or the designated Beneficiary without the Spouse’s further consent. Any written consent given or deemed to be given by a Participant’s Spouse shall be irrevocable and shall be effective only with respect to such Spouse and not with respect to any subsequent Spouse.

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9.7	Death Prior to Annuity Starting Date

Except as provided in Section 9.8, should a Participant die prior to his Annuity Starting Date neither he nor any person claiming under or through him shall be entitled to any retirement benefit under the Plan; and no benefit shall be paid under the Plan with respect to such Participant except any survivor benefit payable under the provisions of Article X.

9.8	Preservation of Election of Form of Payment

If a Participant who continues employment after his Normal Retirement Date and dies before his Annuity Starting Date either has elected within the applicable election period (as defined in this Section) an optional form of payment under Section 9.2 that provides for a survivor benefit or is unmarried and would have received payment under the 10-year certain and life annuity described in paragraph (a) of Section 9.1 if he had survived to his Annuity Starting Date, his form of payment shall be given effect and payment shall be made to his Beneficiary in accordance with the provisions of Section 9.1 or 9.2, as applicable; provided, however, that no benefits will be payable hereunder with respect to a married Participant whose Spouse would be entitled to a Qualified Preretirement Survivor Annuity under Article X unless the Participant has waived the Qualified Preretirement Survivor Annuity as provided in this Section.

(a)
Waiver of Qualified Preretirement Survivor Annuity. A Participant may waive or revoke a waiver of the Qualified Preretirement Survivor Annuity payable under Article X by written notice delivered to the Administrator at any time during the applicable election period (as defined in this Section).

(b)
Spousal Consent Requirements. A Participant’s waiver of the Qualified Preretirement Survivor Annuity shall include the written consent of the Participant’s Spouse, if any. A Participant’s Spouse shall be deemed to have given written consent to the Participant’s waiver if the Participant establishes to the satisfaction of a Plan representative that spousal consent cannot be obtained because of any of the following circumstances:

(1)	the Spouse cannot be located,

(2)	the Participant is legally separated or has been abandoned within the meaning of local law, and the Participant has a court order to that effect, or

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	(3)	other circumstances set forth in Code Section 401(a)(l1) and regulations issued thereunder.

Any written consent given pursuant to this Section shall acknowledge the effect of the waiver of the Qualified Preretirement Survivor Annuity and shall be witnessed by a Plan representative or a notary public. In addition, the written spousal consent must either (i) specify any Beneficiary designated by the Participant under the optional form of payment elected by the Participant and that such Beneficiary may not be changed without written spousal consent or (ii) acknowledge that the Spouse has the right to limit consent as provided in clause (i), but permit the Participant to change the designated Beneficiary without the Spouse’s further consent.

(c)
Notice Regarding Qualified Preretirement Survivor Annuity. Within the period beginning 12 calendar months before a Participant’s Normal Retirement Date and ending 12 calendar months after that date, the Administrator shall furnish the Participant with a written description of (i) the terms and conditions of the Qualified Preretirement Survivor Annuity payable under Article X, (ii) the optional forms of payment provided in Section 9.2, (iii) the Participant’s right to waive the Qualified Preretirement Survivor Annuity and elect a survivor benefit payable under one of the optional forms, (iv) the rights of the Participant’s Spouse, and (v) the Participant’s right to revoke a waiver of the Qualified Preretirement Survivor Annuity and the effect thereof.

(d)
Applicable Election Period. For purposes of this Section, the “applicable election period” means the period beginning on the Participant’s Normal Retirement Date and ending on the earlier of the date of the Participant’s death or his Annuity Starting Date. Notwithstanding the foregoing, the applicable election period with respect to a Participant shall not include any period prior to the date the Participant receives the notice described in paragraph (c) above.

9.9	Effect of Reemployment on Form of Payment

Notwithstanding any other provision of the Plan, if a former Employee is reemployed, his prior election of a form of payment hereunder shall become ineffective, except to the extent that the Participant’s Annuity Starting Date occurred prior to such reemployment and such prior Annuity Starting Date is preserved with respect to a portion or all of the Participant’s retirement benefit.

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ARTICLE X
SURVIVOR BENEFITS

10.1	Eligibility for Qualified Preretirement Survivor Annuity

If a Participant dies before his Annuity Starting Date, his surviving Spouse shall be eligible for a Qualified Preretirement Survivor Annuity if all of the following requirements are met on the Participant’s date of death:

(a)	The Participant has a Spouse as defined in Section 1.1.

(b)	The Participant has not waived the Qualified Preretirement Survivor Annuity and elected an optional form of payment that is given effect as provided in Section 9.8.

(c)	The Participant has a vested Accrued Benefit.

10.2	Amount of Qualified Preretirement Survivor Annuity

The monthly amount of the Qualified Preretirement Survivor Annuity payable to a surviving Spouse shall be equal to the survivor benefit that would have been payable to the Spouse if the Participant had:

(a)	separated from service on the earlier of his actual separation from service date or his date of death;

(b)	survived to the date as of which payment of the Qualified Preretirement Survivor Annuity to his surviving Spouse commences;

(c)
elected to commence retirement benefits as of the date described in paragraph (b) above in the form of a 50 percent Qualified Joint and Survivor Annuity with a 10-year period certain, as described in paragraph (b) of Section 9.1; and

(d)	died on his Annuity Starting Date.

Notwithstanding the foregoing, if prior to a Participant’s death the Participant elected an optional form of payment in accordance with the provisions of Article IX that is a Qualified Joint and Survivor Annuity, for purposes of determining the amount of the Qualified Preretirement Survivor Annuity, the optional form of payment elected by the Participant shall be substituted for the 50 percent Qualified Joint and Survivor Annuity with a 10-year period certain in paragraph (c) above.

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10.3	Payment of Qualified Preretirement Survivor Annuity

Payment of a Qualified Preretirement Survivor Annuity to a Participant’s surviving Spouse shall commence as of the first day of the month following the later of (i) the month in which the Participant dies or (ii) the month in which the Participant would have attained earliest retirement age (as defined herein) under the Plan. Notwithstanding the foregoing, a Participant’s surviving Spouse may elect to defer commencement of payment of the Qualified Preretirement Survivor Annuity to a date no later than the first day of the month in which the Participant would have attained age 70 1/2. If a Participant’s surviving Spouse dies before the date as of which payment of the Qualified Preretirement Survivor Annuity is to commence to such Spouse, no Qualified Preretirement Survivor Annuity shall be payable hereunder.

Payment of a Qualified Preretirement Survivor Annuity shall continue to a Participant’s surviving Spouse for such Spouse’s lifetime, the last monthly payment being for the month in which the Spouse’s death occurs; provided, however, that if the Participant’s surviving Spouse dies prior to the end of the 10-year period beginning on the Spouse’s Annuity Starting Date, the monthly benefit that would have been payable to such Spouse for the remainder of such 10-year period shall be payable to the Beneficiary designated by the Participant to receive payment in such event or, if none, in accordance with the provisions of Section 9.3.

For purposes of this Article, a Participant’s “earliest retirement age” means the earliest age at which the Participant could have elected to commence retirement benefits under the Plan if he had survived and had continued employment as an Employee.

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ARTICLE XI
GENERAL PROVISIONS & LIMITATIONS
REGARDING BENEFITS

11.1	Suspension of Benefits

Except as otherwise provided in Sections 11.2, 11.7, and 11.8, if a Participant continues employment with an Employer or an Affiliated Company after reaching his Normal Retirement Date or a retired or former Employee is reemployed by an Employer or an Affiliated Company, any benefits payable to such Participant or retired or former Employee under the Plan shall be suspended during the period of such employment or reemployment, as applicable, provided that the notice requirements of Department of Labor Regulations Section 2530.203-3(b)(4) are met. If a retired or former Employee whose Annuity Starting Date occurred prior to reemployment again becomes eligible to receive benefits under the Plan, the amount of benefit payable to the Participant shall be reduced to its Actuarial Equivalent to reflect the value of any benefit payments made to the Participant prior to his Normal Retirement Date.

11.2	Exception to Suspension of Benefits Rule

Notwithstanding any other provision of the Plan to the contrary, a Participant who continues in employment with his Employer or any Affiliated Company or who is reemployed by an Employer or an Affiliated Company after reaching his Normal Retirement Date shall be eligible for a retirement benefit for any month in which he is employed for fewer than 40 hours or such other amount of time that does not constitute ERISA Section 203(a)(3)(B) service.

11.3	Non-Alienation of Retirement Rights or Benefits

Except as provided in Code Section 401(a)(13)(B) (relating to qualified domestic relations orders), Code Sections 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of the Treasury Regulations (relating to Federal tax levies), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have the power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

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11.4	Payment of Benefits to Others

If any person to whom a retirement benefit is payable is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may be paid to the Spouse, parent, brother or sister, or any other individual deemed by the Administrator to be maintaining or responsible for the maintenance of such person. The monthly payment of a retirement benefit to a person for the month in which he dies shall, if not paid to such person prior to his death, be paid to his Spouse, parent, brother, sister, or estate as the Administrator shall determine. Any payment made in accordance with the provisions of this Section shall be a complete discharge of any liability of the Plan with respect to the benefit so paid.

11.5	Payment of Small Benefits; Deemed Cashout

If the Actuarially Equivalent present value of any retirement benefit payable under Section 5.1, 6.1, or 7.2 or any survivor benefit is $5,000 or less, such Actuarially Equivalent present value shall be paid to the Participant, or his Beneficiary, if applicable, in a single sum payment, in lieu of all other benefits under the Plan, as soon as practicable following the date of the Participant’s retirement, death, or other termination of employment and he shall cease to be a Participant under the Plan as of the date of such payment. For distributions made prior to March 22, 1999, the Actuarially Equivalent present value of a benefit shall be deemed to exceed $5,000 if the Actuarially Equivalent present value of the benefit exceeded such amount at the time of any prior distribution.

If the nonforfeitable Accrued Benefit of a Participant is zero, such Participant shall be deemed to have received distribution of his entire vested Accrued Benefit under the Plan, in lieu of all other benefits under the Plan, as of the date of his termination of employment with his Employer and all Affiliated Companies and he shall cease to be a Participant under the Plan as of such date.

A former Participant who received a distribution hereunder, other than a deemed distribution, because of his retirement or other termination of employment shall lose the Credited Service with which he was credited at the time of his prior termination of employment or retirement. If such former Participant is reemployed, such prior Credited Service shall not be reinstated unless the former Participant satisfies the requirements of Section 3.5.

A distribution hereunder is deemed to be made because of a Participant’s retirement or termination of employment if it is made before the end of the second Plan Year following the Plan Year in which such retirement or termination occurred.

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11.6	Direct Rollovers

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving a single sum payment as provided in Section 11.5, a “qualified distributee” may elect in writing, in accordance with rules prescribed by the Sponsor, to have any portion or all of such payment that is an “eligible rollover distribution” paid directly by the Plan to the “eligible retirement plan” designated by the “qualified distributee”; provided, however, that this provision shall not apply if the total distribution is less than $200 and that a “qualified distributee” may not elect this provision with respect to any partial distribution that is less than $500. Any such payment by the Plan to another “eligible retirement plan” shall be a direct rollover. For purposes of this Section, the following terms have the following meanings:

(a)
An “eligible retirement plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a) that accepts rollovers; provided, however, that, in the case of a direct rollover by a surviving Spouse, an eligible retirement plan does not include a qualified trust described in Code Section 401 (a).

(b)
An “eligible rollover distribution” means any distribution of all or any portion of a Participant’s Accrued Benefit or a distribution of all or any portion of a survivor benefit under Article X; provided, however, that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life or life expectancy of the qualified distributee or the joint lives or joint life expectancies of the qualified distributee and the qualified distributee’s designated beneficiary, or for a specified period of ten years or more; and any distribution to the extent such distribution is required under Code Section 401(a)(9).

(c)
A “qualified distributee” means a Participant, his surviving Spouse, or his Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

11.7	Limitations on Commencement

Notwithstanding any other provision of the Plan to the contrary, payment of a Participant’s retirement benefit shall commence not later than the earlier of:

(a)
the 60th day after the end of the Plan Year in which occurs the Participant’s Normal Retirement Date, the tenth anniversary of the date on which he first became a Participant, or the Participant’s retirement or other termination of employment, whichever is latest; or

(b)	his Required Beginning Date.

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Distributions required to commence under this Section shall be made in accordance with Code Section 401(a)(9) and regulations issued thereunder. If payment of a Participant’s retirement benefit does not commence until his Required Beginning Date, his Required Beginning Date shall be considered his Annuity Starting Date for all purposes of the Plan.

If the Participant dies after his Annuity Starting Date, but prior to distribution of his entire interest, the remaining portion of such interest shall be distributed to his Beneficiary in a method which is at least as rapid as the method being used at the date of the Participant’s death. If the Participant dies prior to his Annuity Starting Date, the entire interest attributable to the Participant shall be distributed within five years after the date of his death, unless such interest is payable to a designated beneficiary (as defined in Code Section 401(a)(9)) for a period which does not exceed the life or life expectancy of such designated beneficiary, in which event distribution of such interest shall commence no later than the date the Participant would have attained age 70 1/2 if the designated beneficiary is the surviving Spouse of such Participant, or the date which is one year after the date of such Participant’s death if the designated beneficiary is not the surviving Spouse of such Participant.

Subject to the requirements of Code Sections 401(a)(9) and 41l(d)(6), no benefit payments shall commence under the Plan until the Participant, or his surviving Spouse, if applicable, makes written application therefor on a form satisfactory to the Administrator. If the amount of a monthly retirement benefit payable to a Participant cannot be determined for any reason (including lack of information as to whether the Participant is still living or his marital status) on the date payment of such benefit is to commence under this Section, payment shall be made retroactively to such date no later than 60 days after the date on which the amount of such monthly retirement benefit can be determined.

11.8	Post Age 70 1/2 Payments

Notwithstanding any other provision of the Plan to the contrary, a Participant who attains age 70 1/2 prior to January 1, 2000, may elect to receive distribution of his retirement benefit beginning as of the April 1 of the calendar year following the calendar year in which he attains age 70 1/2, regardless of whether he has retired.

A Participant who is receiving retirement benefits under the Plan while employed by an Employer or an Affiliated Company because his required beginning date occurred under the provisions of Code Section 401(a)(9) as in effect prior to January 1, 1997, shall continue to receive retirement benefits hereunder.

A Participant who is a five percent owner (as defined in Code Section 416(i)) with respect to the Plan Year ending with or within the calendar year in which he attains age 70 1/2 and who continues employment with an Employer or any Affiliated Company shall receive distribution of his retirement benefit beginning as of the April 1 of the calendar year following the calendar year in which he attains age 70 1/2.

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11.9	Offset to Accrual After Normal Retirement Date

The amount of benefit accrued by an Employee for each year of Credited Service that he completes after the date retirement income becomes payable to him by reasons other than his retirement or termination of employment shall be reduced (but not below zero) by the Actuarial Equivalent of the retirement benefits paid to the Employee for the period for which he accrues such year of Credited Service.

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ARTICLE XII
MAXIMUM RETIREMENT BENEFITS

12.1	Definitions

For purposes of this Article, the following terms have the following meanings.

(a)
An “affiliated employer” means any corporation or business, other than an Employer, which would be aggregated with an Employer for a relevant purpose under Code Section 414 as modified by Code Section 415(h).

(b)
A Participant’s “annual retirement benefit” means the amount of retirement benefit attributable to Employer contributions which is payable to him annually under the Plan multiplied by the factors prescribed in the following paragraph if such benefit is to be paid in a manner other than to the Participant for his life only or as a qualified joint and survivor annuity as defined in Code Section 417. A Participant’s “aggregate annual retirement benefit” includes his “annual retirement benefit” and his annual retirement benefit, if any, under any and all other defined benefit plans (whether or not terminated) maintained by an Employer or any “affiliated employer”.

For purposes of determining a Participant’s “annual retirement benefit” payable in a manner other than to the Participant for his life only or as a qualified joint and survivor annuity the following factors shall be used: (i) the table prescribed by the Secretary of the Treasury, which shall be based on the prevailing commissioners’ standard table, described in Code Section 807(d)(5)(A), used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code Section 807(d)(5)) and (ii) the annual rate of interest on 30-year Treasury securities for the second calendar month preceding the Plan Year in which the distribution is made.

(c)	The “limitation year” means the calendar year.

(d)	“Defined benefit plan” and “defined contribution plan” have the meanings given such terms in Code Section 415(k).

12.2	Maximum Limitation on Annual Benefits

The “aggregate annual retirement benefit” accrued or payable to a Participant may not at any time within any “limitation year” exceed the limitations contained in Code Section 415(b). The maximum limitations will be determined in accordance with Code Section 415 and the regulations thereunder.

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12.3	Manner of Reduction

If the Participant’s “aggregate annual retirement benefit” exceeds the limitations specified in this Article, the reduction in the amount of his “annual retirement benefit” shall be equal to the amount by which his “aggregate annual retirement benefit” exceeds the limitations of this Article multiplied by a fraction, the numerator of which is his “annual retirement benefit” (determined without regard to this Article) and the denominator of which is his “aggregate annual retirement benefit” (determined without regard to the limitations of this Article or any corresponding limitation in any other defined benefit plan maintained by an Employer or any affiliated employer).

12.4	Maximum Defined Benefit and Defined Contribution Limitation

For limitation years commencing prior to the year 2000, if a Participant also is or was covered by one or more defined contribution plans maintained by an Employer or any affiliated employer, the sum of the defined benefit plan fraction described in Code Section 415(e)(2) and the defined contribution plan fraction described in Code Section 415(e)(3) in no event shall exceed 1.0 in any limitation year. At the election of the Sponsor, the denominator of the defined contribution plan fraction may be computed in accordance with the special transition rule provided in Code Section 415(e)(7) and applicable regulations thereunder.

In the event that the sum of the defined benefit plan fraction and the defined contribution plan fraction would exceed the limitation of 1.0, annual additions under the defined contribution plan shall be reduced to the extent necessary to meet such limitation.

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ARTICLE XIII
PENSION FUND

13.1	Pension Fund

The Pension Fund is maintained by the Funding Agent for the Plan under a Funding Agreement with the Sponsor. Subject to the provisions of Title IV of ERISA, benefits under the Plan shall be only such as can be provided by the assets of the Pension Fund, and no liability for payment of benefits shall be imposed upon the Employers or any Affiliated Company, or any of their officers, employees, directors, or stockholders.

13.2	Contributions by the Employers

So long as the Plan continues, contributions will be made by the Employers at such times and in such amounts as the Sponsor in its sole discretion shall from time to time determine, based on the advice of the Actuary and consistent with the funding policy for the Plan. Subject to the provisions of Section 13.5, all such contributions shall be delivered to the Funding Agent for deposit in the Pension Fund. Participants shall make no contributions under the Plan.

13.3	Expenses of the Plan

The expenses of administration of the Plan, including the expenses of the Administrator and fees of the Funding Agent and any investment advisor, shall be paid from the Pension Fund, unless the Sponsor or an Employer elects to make payment.

13.4	No Reversion

The Pension Fund shall be for the exclusive benefit of Participants and persons claiming under or through them. All contributions pursuant to Section 13.2 hereof shall be based on the facts then understood by the Sponsor, shall be conditioned upon the initial qualification of the Funding Agreement and Plan under Code Sections 401 and 501 (a), and, unless otherwise specified by the Sponsor, shall be conditioned upon deductibility of the contributions under Code Section 404 in the year for which such contributions were made. All such contributions shall be irrevocable and such contributions as well as the Pension Fund, or any portion of the principal or income thereof, shall never revert to or inure to the benefit of the Employers or any Affiliated Company except that:

(a)	the residual amounts specified in Article XVI may be returned to the Employers;

(b)	any contributions which are made under a mistake of fact may be returned to the Employers within one year after the contributions were made;

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(c)
any contributions made for years during which the Funding Agreement and Plan were not initially qualified under Code Sections 401 and 501 (a) may be returned to the Employers within one year after the date of denial of initial qualification, but only if an application for determination was filed within the period of time prescribed under ERISA Section 403(c)(2)(B); and

(d)
any contributions, which are not, in whole or in part, deductible under Code Section 404 for the year for which they were made, may to the extent such contributions were not so deductible, be returned to the Employers within one year after the disallowance of the deduction.

The Sponsor shall determine, in its sole discretion, whether the contributions described above, other than the residual amounts described in paragraph (a), shall be returned to an Employer. If any such contributions are to be returned, the Sponsor shall so direct the Funding Agent, in writing, no later than ten days prior to the last day upon which they may be returned.

13.5	Forfeitures Not to Increase Benefits

Any forfeitures arising from the termination of employment or death of an Employee, or for any other reason, shall be used to reduce Employer contributions to the Pension Fund, and shall not be applied to increase the benefits any Participant otherwise would receive under the Plan at any time prior to the termination of the Plan.

13.6	Change of Funding Medium

The Sponsor shall have the right to change at any time the means through which benefits under the Plan shall be provided. No such change shall constitute a termination of the Plan or result in the diversion to the Employers of any funds previously contributed in accordance with the Plan.

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ARTICLE XIV
 ADMINISTRATION

14.1	Authority of the Sponsor

The Sponsor, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall have all the powers and authority expressly conferred upon it herein and further shall have the sole discretionary right, authority, and power to interpret and construe the Plan, and to determine any disputes arising thereunder, subject to the provisions of Section 14.3. In exercising such powers and authority, the Sponsor at all times shall exercise good faith, apply standards of uniform application, and refrain from arbitrary action. The Sponsor may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The Sponsor shall be a “named fiduciary” as that term is defined in ERISA Section 402(a)(2). The Sponsor may:

(a)
allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) among named fiduciaries; and

(b)	designate a person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities;

except that no allocation by the Sponsor of, or designation by the Sponsor with respect to, any of such powers, authority, or responsibilities to another named fiduciary or a person other than a named fiduciary shall become effective unless such allocation or designation shall first be accepted by such named fiduciary or other person in a writing signed by it and delivered to the Sponsor.

14.2	Action of the Sponsor

Any act authorized, permitted, or required to be taken by the Sponsor under the Plan, which has not been delegated in accordance with Section 14.1, may be taken by a majority of the members of the committee appointed to act on behalf of the Sponsor, either by vote at a meeting, or in writing without a meeting or by the employee or employees of the Sponsor designated by the committee appointed to act on behalf of the Sponsor to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor under the Plan shall be in writing and signed by either (i) a majority of the members of the committee appointed to act on behalf of the Sponsor, or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees of the Sponsor who have the authority to act on behalf of the Sponsor.

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14.3	Claims Review Procedure

Whenever the Administrator decides for whatever reason to deny, whether in whole or in part, a claim for benefits filed by any person (hereinafter referred to as the “claimant”), the Administrator shall transmit to the claimant a written notice of its decision, which notice shall be written in a manner calculated to be understood by the claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, and (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such information is necessary. The notice shall also include a statement advising the claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Administrator in accordance with the procedures hereinafter set forth.

If the claimant does not receive notice from the Administrator regarding disposition of his claim within 90 days of the date his claim for benefits was filed with the Administrator (or, if special circumstances require an extension, within 180 days of that date; provided that the delay and the reasons for the delay are communicated to the claimant within the initial 90-day period), the claimant’s claim for benefits shall be deemed to have been denied.

Within the 60-day period beginning on the earlier of (i) the date the claimant receives notice regarding disposition of his claim or (ii) the date the claimant’s claim for benefits is deemed denied hereunder, the claimant or his authorized representative may request that the claim denial be reviewed by filing with the Administrator a written request therefor, which request shall contain the following information:

(a)
the date on which the claimant’s request was filed with the Administrator provided that the date on which the claimant’s request for review was in fact filed with the Administrator shall control in the event that the date of the actual filing is later than the date stated by the claimant pursuant to this paragraph;

(b)	the specific portions of the denial of his claim which the claimant requests the Administrator to review;

(c)	a statement by the claimant setting forth the basis upon which he believes the Administrator should reverse its previous denial of his claim for benefits and accept his claim as made; and

(d)	any written material (offered as exhibits) which the claimant desires the Administrator to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.

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Within 60 days of the date determined pursuant to paragraph (a) of this Section (or, if special circumstances require an extension, within 120 days of that date; provided that the delay and the reasons for the delay are communicated to the claimant within the initial 60-day period), the Administrator shall conduct a full and fair review of its decision denying the claimant’s claim for benefits and shall render its written decision on review to the claimant. The Administrator’s decision on review shall be written in a manner calculated to be understood by the claimant and shall specify the reasons and Plan provisions upon which the Administrator’s decision was based.

14.4	Qualified Domestic Relations Orders

The Administrator shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Code Section 414(p) and regulations issued thereunder.

14.5	Indemnification

In addition to whatever rights of indemnification the members of the committee appointed to act on behalf of the Sponsor or any employee or employees to whom any power, authority, or responsibility is delegated pursuant to Section 14.2, may be entitled under the organizational authority, regulations, or bylaws of the Sponsor, under any provision of law, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan and the Funding Agreement, or reasonably believed by such person or persons to be provided thereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person’s or persons’ gross negligence or willful misconduct.

14.6	Actions Binding

Subject to the provisions of Section 14.3, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Funding Agent, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Funding Agent.

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ARTICLE XV
ADOPTION BY OTHER ENTITIES

15.1	Adoption by Affiliated Companies

An Affiliated Company that is not an Employer may, with the consent of the Sponsor, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption. Unless otherwise specified in the adoption instrument, for purposes of computing the Service and Average Annual Earnings of an Employee who is in the employ of the Employer on the effective date of the adoption, employment with and compensation from the Employer before the effective date of the adoption shall be treated as employment with and Earnings from an Employer. Unless otherwise specifically provided in the adoption instrument, for purposes of computing the Credited Service of an Employee, only employment with the Employer for periods on or after the effective date of the adoption shall be treated as employment with an Employer. Any Employer shall undertake to contribute its appropriate share, as determined by the Sponsor, of any contributions made to the Funding Agent hereunder. Notwithstanding the foregoing, however, any adoption of the Plan by an Employer shall be subject to the receipt of a determination from the Internal Revenue Service to the effect that with respect to such Employer the Plan meets the requirements for qualification under Code Section 401(a), and, should an adverse determination be issued by the Internal Revenue Service, the adoption of the Plan by said Employer shall be null and void and of no effect whatsoever.

15.2	Effective Plan Provisions

An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

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ARTICLE XVI
AMENDMENT & TERMINATION OF PLAN

16.1	Sponsor’s Right of Amendment

The Sponsor reserves the right at any time and from time to time, by means of a written instrument executed in the name of the Sponsor by its duly authorized representatives, to amend or modify the Plan and, to the extent provided therein, to amend or modify the Funding Agreement. No pension or other benefit granted prior to the time of any amendment or modification of the Plan shall be reduced, suspended, or discontinued as a result thereof, except to the extent necessary to enable the Plan to meet the requirements for qualification under the Code or the requirements of any governmental authority. Moreover, no such action shall operate to recapture for the Employers any contributions made to the Pension Fund, except as provided in Section 13.4 or Section 16.7.

16.2	Termination of the Plan

The Sponsor reserves the right, by means of a written instrument executed in the name of the Sponsor by its duly authorized representatives, at any time to terminate the Plan. In the event of termination, no further benefits shall accrue, no further contributions shall be made, except as may be required under Title IV of ERISA or Code Section 412, and all assets remaining in the Pension Fund, after provision has been made for payment of the expenses of administration and liquidation in connection with the termination, shall be allocated by the Funding Agent upon the advice of the Actuary, among the Participants and Beneficiaries of the Plan, in the following manner and order of precedence:

(a)	In the case of benefits payable as an annuity,

(1)
in the case of the benefit of a Participant or Beneficiary which was in pay status as of the beginning of the three-year period ending on the termination date of the Plan, to each such benefit, based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least; and

(2)
in the case of a Participant’s or Beneficiary’s benefit (other than a benefit described in subparagraph (1) of this paragraph) which would have been in pay status as of the beginning of such three-year period if the Participant had retired prior to the beginning of such three-year period and if his benefits had commenced (in the normal form of annuity under the Plan) as of the beginning of such period, to each such benefit based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least.

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For purposes of subparagraph (1) of this paragraph, the lowest benefit in pay status during a three-year period shall be considered the three-year benefit in pay status for such period.

(b)	Next,

(1) to all other benefits, if any, of individuals under the Plan guaranteed under Title IV of ERISA (determined without regard to ERISA Section 4022(b)(5)); and

(2) to the additional benefits, if any, which would be determined under subparagraph (1) of this paragraph if ERISA Section 4022(b)(6) did not apply.

For purposes of this paragraph, ERISA Section 4021 shall be applied without regard to subsection (c) thereof.

(c)	Next, to all nonforfeitable benefits under the Plan.

(d)	Last, to all other benefits under the Plan.

Notwithstanding any other provision of the Plan to the contrary, other than Sections 16.3 through 16.8, the amount allocated to any Participant under this Section 16.2 shall be fully vested and nonforfeitable. The Sponsor shall furnish all information reasonably required for the purposes of making such allocations. The Funding Agent shall implement the allocations determined under this Section among the persons for whose benefit such allocations are made through distribution of the assets of the Pension Fund, through application of the amounts allocated to the purchase from an insurance company of immediate or deferred annuities, or through creation of one or more new funds for the purpose of distributing the assets of the Pension Fund (to the extent so allocated), or by a combination of the foregoing.

16.3	Adjustment of Allocation

The amount allocated under any paragraph of Section 16.2 with respect to any benefit shall be properly adjusted for any allocations of assets with respect to that benefit under a prior paragraph of Section 16.2.

16.4	Assets Insufficient for Allocation

If the assets available for allocation under any paragraph of Section 16.2 (other than paragraphs (c) and (d) are insufficient to satisfy in full the benefits of all individuals which are described in that paragraph, the assets shall be allocated pro rata among such individuals on the basis of the present value (as of the date of termination of the Plan) of their respective benefits described in that paragraph.

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16.5	Assets Insufficient for Allocation Under Paragraph (c) of Section 16.2

This Section applies if the assets available for allocation under paragraph (c) of Section 16.2 are not sufficient to satisfy in full the benefits of individuals described in such paragraph.

(a)
If this Section applies, except as provided in paragraph (b), the assets shall be allocated to the benefits of individuals described in paragraph (c) of Section 16.2 on the basis of the benefits of individuals which would have been described in such paragraph under the Plan as in effect at the beginning of the five-year period ending on the date of termination of the Plan.

(b)
If the assets available for allocation under paragraph (a) of this Section are sufficient to satisfy in full the benefits described in such paragraph (without regard to this paragraph (b)), then for purposes of paragraph (a), benefits of individuals described in such paragraph shall be determined on the basis of the Plan as amended by the most recent Plan amendment effective during such five-year period under which the assets available for allocation are sufficient to satisfy in full the benefits of individuals described in paragraph (a), and any assets remaining to be allocated under such paragraph (a) on the basis of the Plan as amended by the next succeeding Plan amendment effective during such period.

16.6	Allocations Resulting in Discrimination

If the Secretary of the Treasury determines that the allocation made pursuant to this Article (without regard to this Section) results in discrimination prohibited by Code Section 401(a)(4), then the assets allocated under paragraphs (b)(2), (c), and (d) of Section 16.2 shall be reallocated to the extent necessary to prevent the disqualification of the Plan (or any trust or annuity contract under the Plan) under Code Section 401(a).

16.7	Residual Assets

Subject to the provisions of Section 16.10, any residual assets of the Plan shall be distributable to the Employers if:

(a)	all liabilities of the Plan to Participants and their beneficiaries have been satisfied; and

(b)	the distribution does not contravene any provision of law.

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16.8	Meanings of Terms

The terms used in Sections 16.2 through 16.7 shall have, where required, the same meaning as the same terms have as used in ERISA Section 4044; provided, however, that any term specifically defined in the Plan shall retain its meaning as defined thereunder.

16.9	Payments by the Funding Agent

The Funding Agent shall make the payments specified in a written direction of the Sponsor in accordance with the provisions of Section 16.2 until the same shall be superseded by a further written direction. The obligation of the Funding Agent to make any payment hereunder in all events shall be limited to the amount of the Pension Fund at the time any such payment shall become due.

16.10	Residual Assets Distributable to the Employers

Upon written notice from the Sponsor that any residual assets of the Plan are distributable to the Employers in accordance with the provisions of Section 16.7, then the Funding Agent shall pay over such residual assets, or an amount equal to the fair market value of that portion of such residual assets which are not so paid, to the Employers; provided, however, that, under no circumstances or conditions other than as set forth in this Section 16.10 and in Section 13.4, shall any contribution of the Employers, or any portion of the proceeds or avails thereof, ever revert, be paid, or inure to the benefit, directly or indirectly, of the Employers or any Affiliated Company; nor shall any portion of the principal or the income from the Pension Fund ever be used for or diverted to any purpose other than for the exclusive benefit of Participants and persons claiming under or through them pursuant to the Plan.

16.11	Withdrawal of an Employer

Each Employer shall have the right to withdraw from the Plan by action in accordance with its organizational authority, and by filing with the Sponsor written notice thereof, in which event the Employer shall cease to be an Employer for purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event it completely discontinues contributions to the Plan or it ceases to be an Affiliated Company.

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If such withdrawal is for the purpose of establishing or merging with a separate plan which meets the requirements for qualification under applicable provisions of the Code, the portion of the assets of the Pension Fund which is applicable to the withdrawing Employer, as determined by the Sponsor upon the advice of the Actuary, on a fair and equitable basis, taking into account the contributions made by the Employer, benefit payments made with respect to its Employees and retired and former Employees, and other relevant factors, shall be transferred to and become a part of the trust fund or other financing medium maintained in connection with the separate plan, subject to the limitations on merger, consolidation, or transfers of Plan assets set forth in Section 17.5.

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ARTICLE XVII
MISCELLANEOUS

17.1	No Commitment as to Employment

Nothing contained herein shall be construed as a commitment or agreement on the part of any person to continue his employment with his Employer, or as a commitment on the part of his Employer to continue the employment, compensation, or benefits of any person for any period, and all employees of an Employer shall remain subject to discharge, layoff, or disciplinary action to the same extent as if the Plan had never been put into effect.

17.2	Claims of Other Persons

Nothing in the Plan or Funding Agreement shall be construed as giving any Participant or any other person, firm, or corporation, any legal or equitable right as against the Employers, their officers, employees, or directors, or as against the Funding Agent, except such rights as are specifically provided for in the Plan or Funding Agreement or hereafter created in accordance with the terms and provisions of the Plan.

17.3	Governing Law

Except as provided under Federal law, the provisions of the Plan shall be governed by and construed in accordance with the laws of the State or Commonwealth in which the Sponsor has its principal place of business.

17.4	Nonforfeitability of Benefits Upon Termination or Partial Termination

Notwithstanding any other provision of the Plan, in the event of the termination or a partial termination of the Plan, including the complete discontinuation of contributions to the Plan, the rights of all Employees who are affected by such termination to benefits accrued to the date of such termination, to the extent funded as of such date, shall be nonforfeitable.

17.5	Merger, Consolidation, or Transfer of Plan Assets

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

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If another qualified plan merges or consolidates with the Plan, notwithstanding any other provision of the Plan to the contrary, the forms of payment and other provisions that were available with respect to benefits accrued immediately prior to the transfer or merger under such other qualified plan and that may not be eliminated under Code Section 41l(d)(6) shall continue to be available under the Plan with respect to the benefit that the Participant would have received immediately prior to such merger, consolidation or transfer of assets or liabilities.

17.6	Funding Agreement

The Funding Agreement and the Pension Fund maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Funding Agreement are hereby incorporated by reference into the Plan.

17.7	Benefit Offsets for Overpayments

If a Participant or Beneficiary receives benefits hereunder for any period in excess of the amount of benefits to which he was entitled under the terms of the Plan as in effect for such period, such overpayment shall be offset against current or future benefit payments, as applicable, until such time as the overpayment is entirely recouped by the Plan.

17.8	Internal Revenue Requirements

Notwithstanding any other provision of the Plan to the contrary, to conform to the requirements of U.S. Treasury Regulations, the benefit payable under the Plan shall be subject to the following limitations:

(a)	If the Plan is terminated, the benefit of any Highly Compensated Employee shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

(b)
The annual payments in any one year to any of the 25 Highly Compensated Employees with the greatest compensation (hereinafter referred to as a “restricted employee”) in the current or any prior year shall not exceed an amount equal to the payments that would be made on behalf of the restricted employee under (1) a straight life annuity that is the Actuarial Equivalent of the restricted employee’s Accrued Benefit and other benefits to which the restricted employee is entitled under the Plan (other than a Social Security supplement), and (2) the amount of the payments the restricted employee is entitled to receive under a Social Security supplement. For purposes of this paragraph, “benefit” includes, among other benefits, loans in excess of the amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living employee, and any death benefits not provided for by insurance on the restricted employee’s life. The foregoing provisions of this paragraph shall not apply, however, if:

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(1)
After payment to a restricted employee of all benefits payable to the restricted employee under the Plan, the value of Plan assets equals or exceeds 110 percent of the value of  “current liabilities” as defined in Code Section 412(1)(7), (each value being determined as of the same date in accordance with applicable Treasury regulations);

(2)	The value of the benefits payable under the Plan to or for a restricted employee is less than one percent of the value of current liabilities before distribution; or

(3)	The value of benefits payable under the Plan to or for a restricted employee does not exceed the amount described in Code Section 41l(a)(l1)(A).

17.9	Veterans Reemployment Rights

Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u).

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ARTICLE XVIII
TOP-HEAVY PROVISIONS

18.1	Top-Heavy Plan Definitions

For purposes of this Article, the following terms have the following meanings.

(a)
The “compensation” of an Employee means compensation as defined in Code Section 415 and regulations issued thereunder. In no event, however, shall the compensation of a Participant taken into account under the Plan for any Plan Year exceed (1) $200,000 for Plan Years beginning prior to January 1, 1994, or (2) $150,000 for Plan Years beginning on or after January 1,1994. The limitations set forth in the preceding sentence shall be subject to adjustment annually as provided in Code Section 401(a)(17)(B) and Code Section 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year.

(b)	The “determination date” with respect to any Plan Year means the last day of the immediately preceding Plan Year.

(c)	A “key employee” means any Participant who is a key employee pursuant to the provisions of Code Section 416(i)(l) or any person claiming under or through such Participant.

(d)	A “non-key employee” means any Employee who is not a key employee.

(e)
A “permissive aggregation group” means those plans included in an Employer’s required aggregation group together with any other plan or plans of the Employer or an Affiliated Company so long as the entire group of plans would continue to meet the requirements of Code Sections 401(a)(4) and 410.

(f)
A “required aggregation group” means the group of tax-qualified plans maintained by an Employer or an Affiliated Company consisting of each plan in which a key employee participates and each other plan which enables a plan in which a key employee participates to meet the requirements of Code Section 401(a)(4) or Code Section 410, including any plan that terminated within the five-year period ending on the relevant determination date.

(g)
A “super top-heavy group” with respect to a particular Plan Year means a required or permissive aggregation group that, as of the determination date, would qualify as a top-heavy group under the definition in paragraph (j) of this Section with “90 percent” substituted for “60 percent” each place where “60 percent” appears in the definition.

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(h)
A “super top-heavy plan” with respect to a particular Plan Year means a plan that, as of the determination date, would qualify as a top-heavy plan under the definition in paragraph (k) of this Section with “90 percent” substituted for “60 percent” each place where “60 percent” appears in such definition. A plan is also a super top-heavy plan if it is part of a super top-heavy group.

(i)
The “testing period” means the period of consecutive years of service, not in excess of five, during which an Employee has the greatest aggregate compensation from his Employer, excluding, however, any year which ends in a Plan Year beginning prior to January 1, 1984, as well as any Plan Year which begins after the close of the last Plan Year in which the Plan was a top-heavy plan.

(j)
A “top-heavy group” with respect to a particular Plan Year means a required or permissive aggregation group if the sum, as of the determination date, of the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group and the aggregate of the account balances of key employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

(k)
A “top-heavy plan” with respect to a particular Plan Year means (i) in the case of a defined benefit plan, a plan for which, as of the determination date, the present value of the cumulative accrued benefits under the plan (within the meaning of Code Section 416(g) and the regulations and rulings hereunder) for key employees exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of the cumulative accrued benefits to be determined under the accrual method uniformly used under all plans maintained by his Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Code Section 41l(b)(l)(c), (ii), in the case of a defined contribution plan, a plan for which, as of the determination date, the aggregate of the accounts (within the meaning of Code Section 416(g) and the regulations and rulings hereunder) of key employees exceeds 60 percent of the aggregate of the accounts of all participants covered under the plan, with the accounts valued as of the most recent valuation date coinciding with or preceding the determination date, and (iii) any plan included in a required aggregation group that is a top-heavy group. For purposes of this paragraph, the accounts and accrued benefits of any employee who has not performed services for an Employer or an Affiliated Company during the five-year period ending on the determination date shall be disregarded. Notwithstanding the foregoing, if a plan is included in a required or permissive aggregation group which is not a top-heavy group, such plan shall not be a top-heavy plan. For purposes of this Article, the present value of the cumulative accrued benefits under the Plan shall be determined as of the date Plan costs for minimum funding purposes are computed, and shall be calculated using the actuarial assumptions otherwise employed under the Plan for actuarial valuations, except that the same actuarial assumptions shall be used for all plans within a required or permissive aggregation group.

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18.2	Applicability of Top-Heavy Plan Provisions

Notwithstanding any other provision of the Plan to the contrary, if the Plan is deemed to be a top-heavy plan for any Plan Year, the provisions contained in this Article with respect to vesting and benefit accrual shall be applicable with respect to such Plan Year. If the Plan is determined to be a top-heavy plan and upon a subsequent determination date is determined no longer to be a top-heavy plan, the benefit accrual provisions specified elsewhere in the Plan shall again become applicable as of such subsequent determination date; provided, however, that the vesting provisions contained in this Article shall continue to apply to the Plan for all Plan Years occurring after the top-heavy Plan Year.

18.3	Top-Heavy Vesting

If the Plan is determined to be a top-heavy plan, an Employee’s nonforfeitable right to a percentage of the accrued portion of his monthly normal retirement benefit shall be determined no less rapidly than in accordance with the following vesting schedule.

Years of Service	Vested Interest
less than 3	0%
3 or more	100%

18.4	Minimum Top-Heavy Benefit

If the Plan is determined to be a top-heavy plan, the annual normal retirement benefit of an Employee who is a non-key employee and who is eligible therefor, payable in the form of a single life annuity beginning at his Normal Retirement Date, shall not be less than such Employee’s average compensation for years in the testing period multiplied by the lesser of:

(a)	Two percent multiplied by his years of Service; or

(b)	20 percent.

For purposes of this Article, “years of Service” shall only include years of Service completed after December 31,1983, but shall not include any such year of Service with an Employer if the Plan was not a top-heavy plan with respect to the Plan Year ending within such year of Service. Any minimum benefit required by this Section 18.4 shall be made without regard to the number of Hours of Service credited to an Employee for a Plan Year and without regard to any Social Security contribution made by his Employer on behalf of the Employee and without regard to whether the non-key employee was employed on a specific date. In the event the Plan is part of a required aggregation group in which another top-heavy plan is included, non-key employees who are also covered under such other top-heavy plan shall not receive minimum top-heavy benefits under both top-heavy plans. Such non-key employees shall receive the minimum top-heavy benefit provided under the Plan in lieu of the minimum top-heavy benefit or allocation provided under such other top-heavy plan.

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18.5	Adjustment of Maximum Retirement Benefits

If the Plan is determined to be a top-heavy plan and an Employer or an Affiliated Company maintains a defined contribution plan covering some or all of the Employees that are covered by the Plan, the defined benefit plan fraction and the defined contribution plan fraction described in Article XII shall be determined as provided in Code Section 415 by substituting “1.00” for “1.25” each place where “1.25” appears.

*          *          *

EXECUTED AT Farmington, CT., this 14TH day of August, 2002.

FARMINGTON SAVINGS BANK

By:
Title: V.P. Human Resources & Administration

IMPORTANT NOTE

Connecticut General Life Insurance Company, its contractors, and any employees of Connecticut General Life Insurance Company or its contractors cannot provide you with legal advice in connection with the execution of this document. Prior to execution of this document, you should consult your attorney on whether this document is appropriate for you.

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ADDENDUM

Re:	Adjustment Factors

Early Commencement Reduction Factors

Factors Applicable to Participants who are Age 60 and have Completed at Least 30 Years of Service:

Age on Annuity Starting Date	Adjustment Factor

64	1.00
63	1.00
62	1.00
61.933
60.867

Factors Applicable to Other Participants

Age on Annuity Starting Date	Adjustment Factor

64.933
63.867
62.800
61.733
60.667
59.633
58.600
57.567
56.533
55.500

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FIRST AMENDMENT

TO THE

FARMINGTON SAVINGS BANK DEFINED BENEFIT EMPLOYEES’ PENSION PLAN

(January 1, 1999 Restatement)

WHEREAS, the Farmington Savings Bank (hereinafter referred to as the “Employer”) adopted the Farmington Savings Bank Defined Benefit Employees’ Pension Plan (hereinafter referred to as the “Plan”) effective July 1, 1952 for the benefit of certain of its eligible Employees and their Beneficiaries; and

WHEREAS, the Employer reserves the right to amend the Plan in accordance with Section 16.1 thereof; and

WHEREAS, the Employer is amending the Plan to provide an ad hoc cost-of-living adjustment to retired participants.

NOW THEREFORE, Section 5.7 of the Plan, entitled Ad Hoc Cost-of-Living Adjustment is hereby added to the Plan by the addition of the following section:

5.7 Ad Hoc Cost-of-Living Adjustment

Effective August 1, 2002, the retirement income for each Participant, or other payee, whose Annuity Starting Date was prior to January 1, 2002 and who is in pay status as of August 1, 2002 shall be increased by 2% for each full year of retirement during the period of January 1, 1996 through December 31, 2001. In no event, however, shall the amount of retirement income payable to a Participant or other payee under the Plan after this and all prior cost-of-living adjustments exceed 150% of the Participant’s vested Accrued Benefit on his Annuity Starting Date.

Such additional monthly retirement income shall be payable in the manner and on the form payable to such Participant, or other payee, as in effect on August 1, 2002.”

*                    *                    *

          EXECUTED AT Farmington, CT, this 14TH day of August, 2002.

FARMINGTON SAVINGS BANK

By:

Title:	V.P. Human Resources & Administration

PENSION FUNDING EQUITY ACT
COMPLIANCE AMENDMENT
TO

Name of Plan:	FARMINGTON SAVINGS BANK DEFINED BENEFIT EMPLOYEES’ PENSION PLAN (the “Plan”)

This Amendment of the Plan is adopted to reflect modifications to the Code Section 415 limits made by the Pension Funding Equity Act of 2004 (the “Act”). This Amendment is intended as good faith compliance with the requirements of the Act.

This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

References to provisions by Plan Section number in this Amendment are to the provisions associated with these Section numbers in the approved volume submitter specimen plan from which the Plan is generated. If the Section numbers have been changed in generating the Plan, references are to the provisions in the Plan that are associated with the Section numbers in the approved volume submitter specimen plan.

1.	Section 12.1(b) of the Plan is amended to provide as follows:

(b)
A Participant’s “annual retirement benefit” means the amount of retirement benefit attributable to Employer contributions which is payable to him annually under the Plan adjusted to its actuarial equivalent using the factors prescribed in the following paragraph if such benefit is to be paid (1) in a manner other than to the Participant for his life only or as a qualified joint and survivor annuity as defined in Code Section 417, (2) prior to the Participant attaining age 62, or (3) after the Participant attains age 65. If a Participant’s retirement benefit under the Plan includes contributions made by the Participant or rollover contributions (as defined in Code Section 402(c), 403(a)(4), 403(b)(8), 408(d)(3), or 457(e)(16)), it shall be adjusted to the actuarial equivalent of the retirement benefit attributable to the Employer’s contributions using the factors prescribed in the following paragraph. A Participant’s “aggregate annual retirement benefit” includes his “annual retirement benefit” and his annual retirement benefit, if any, under any and all other defined benefit plans (whether or not terminated) maintained by an Employer or any “affiliated employer”.

For purposes of determining a Participant’s “annual retirement benefit”, the following special rules shall apply:

(i)
If (1) the Participant’s retirement benefit includes contributions made by the Participant or rollover contributions (as described above) or (2) payment is to be made in a form other than to the Participant for his life only or as a qualified joint and survivor annuity, and such form is not subject to the requirements of Code Section 417(e)(3), the following factors shall be used:

(I) the “applicable mortality table” and (II) an interest rate equal to the greater of five percent or the interest rate otherwise used under the Plan for purposes of determining Actuarial Equivalence of optional forms not subject to the requirements of Code Section 417(e)(3).

(ii)
If payment is to be made to the Participant in a form that is subject to the requirements of Code Section 417(e)(3), the following factors shall be used: (I) the “applicable mortality table” and (II) an interest rate equal to the greater of the “applicable interest rate” or the interest rate otherwise used under the Plan for purposes of determining Actuarial Equivalence of such optional form. Notwithstanding the foregoing, for Plan Years beginning in 2004 and 2005, 5.5 percent shall be substituted for the “applicable interest rate” in (II) above; provided, however, that for a Participant receiving a distribution after December 31, 2003 and before January 1, 2005, such substitution shall not reduce the benefit payable to the Participant below the amount determined using the “applicable interest rate” in effect as of the last day of the last Plan Year beginning before January 1, 2004.

(iii)
If payment is to be made to the Participant beginning before the Participant attains age 62, the following factors shall be used: (I) the “applicable mortality table” and (II) an interest rate equal to the greater of five percent or the interest rate otherwise used under the Plan for purposes of determining Actuarial Equivalence of optional forms not subject to the requirements of Code Section 417(e)(3).

(iv)
If payment is to be made to the Participant beginning after the Participant attains age 65, the following factors shall be used: (I) the “applicable mortality table” and (II) an interest rate equal to the lesser of five percent or the interest rate otherwise used under the Plan for purposes of determining Actuarial Equivalence of optional forms not subject to the requirements of Code Section 417(e)(3).

For purposes of this paragraph (b), the following terms have the following meanings:

(v)
The “applicable mortality table” means the table prescribed by the Secretary of the Treasury, which shall be based on the prevailing commissioners’ standard table, described in Code Section 807(d)(5)(A), used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code Section 807(d)(5)). For any distribution with an Annuity Starting Date prior to December 31, 2002, the “applicable mortality table” is the table specified in Revenue Ruling 95-6. For any distribution with an Annuity Starting Date on or after December 31, 2002, the “applicable mortality table” is the table specified in Revenue Ruling 2001-62.

(vi)	The “applicable interest rate” means the annual rate of interest on 30-year Treasury securities as in effect for the distribution date, determined as provided in Section 1.1(c) of the Plan.

*                              *                              *

EXECUTED AT Farmington, CT, this 13th day of July, 2006.

By:
Lee D. Nordstrom
Title:	VP Director Human Resources

Contract No. IN-16177	PFEA Amendment

AMENDMENT OF NOVEMBER 2006
TO THE
FARMINGTON SAVINGS BANK DEFINED BENEFIT EMPLOYEES’ PENSION PLAN

As amended and restated effective January 1, 1999

            In accordance with Section 16.1 of the Plan, the following amendments are hereby made to the Plan:

1.		Section 3.4 of the Plan is hereby amended by adding the following new paragraph immediately preceding the final paragraph thereof:

Notwithstanding any provision of the Plan to the contrary, any former or retired Employee rehired after December 31, 2006 shall be ineligible to become an Active Participant in the Plan.

2.		Section 4.1 of the Plan is hereby amended by the addition of the following new paragraph of the end thereof:

Notwithstanding any provision of the Plan to the contrary, no Employee hired or rehired, or who transfers or retransfers to employment with an Employer as described in Section 3.3(a), after December 31, 2006, shall be eligible to become an Active Participant in the Plan.

3.		Section 5.2 of the Plan is hereby deleted in its entirety and the following substituted therefor:

	5.2	Amount

An eligible Participant’s monthly normal retirement benefit shall be equal to l/12th of (A) plus (B), where:

(A) equals two percent of the Participant’s Average Annual Earnings multiplied by the number of his years of Credited Service accrued as of December 31, 2006; and

(B) equals one percent of the Participant’s Average Annual Earnings multiplied by the number of his years of Credited Service accrued after December 31, 2006.

In no event shall a Participant’s Credited Service exceed 30 years with respect to (A), (B), or the combination of (A) plus (B).

In no event will a reduction in a Participant’s Average Annual Earnings reduce the normal retirement benefit payable to him below the amount that would have been payable to him under the same form of payment had he retired prior to his Normal Retirement Date when eligible for an early retirement benefit.

The foregoing amendments shall be effective December 31, 2006.

IN WITNESS WHEREOF, the undersigned has set his hand this 13th day of November, 2006.

FARMINGTON SAVINGS BANK

By:

	Title:	Chairman, President & CEO

AMENDMENT

WHEREAS, the Contractholder entered into Group Annuity Contract Number IN-16177 (the “Contract”) with Connecticut General Life Insurance Company; and

WHEREAS, the Contract transferred to Prudential Retirement Insurance and Annuity Company (hereinafter referred to as the “Insurance Company”); and

WHEREAS, the Insurance Company reserved the right to amend the Contract;

NOW THEREFORE, effective November 15, 2007, the Contract is amended as follows:

The attached Separate Account E Appendix replaces the Separate Account E Appendix effective on July 1, 2001. This amendment shall be attached to and form a part of the Contract.

Executed at the Home Office on November 15, 2007.

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

President

IN-16177-2007-10464

SEPARATE ACCOUNT E APPENDIX

This Appendix references each Separate Account that the Insurance Company offers under Separate Account E. Valuation dates for each Separate Account’s transactions will occur on a daily basis unless otherwise indicated below.

Separate Account	Separate Account Name	Investments
SA-9V	Large Cap Blend / Victory Fund	Common stocks and other equity-related securities

SA-9W	Large Cap Blend / AJO Fund	Common stocks and other equity-related securities

SA-11	Core Bond/Bear Stearns Asset Management Fund	Fund of funds invested in high-quality domestic fixed income securities

SA-12	Core Bond Enhanced Index / PIM Fund	Portfolio of fixed income securities that mirrors the composition of the Lehman Brothers Aggregate Bond Index

SA-14	Investment Grade Corporate Bond / Bear Stearns Asset Management Fund	Investment grade, publicly traded U.S. dollar- denominated corporate bonds

SA-15	Corporate Bond/Bear Stearns Asset Management Fund	Publicly traded U.S. dollar-denominated corporate bonds

SA-16	High Grade Bond/Bear Stearns Asset Management Fund	High quality domestic and international Government and corporate fixed income securities

SA-18	Core Plus Bond/Bear Stearns Asset Management Fund	Portfolio of primarily high-quality domestic and international Government and corporate fixed income securities

SA-18P	TimesSquare Core Plus Bond Fund – Premier Class	Underlying mutual fund sponsored by CIGNA and advised by TimesSquare Capital Management, Inc.

SA-20	Prudential Short-Term Fund	Portfolio of high-quality money market instruments

SA-40	International Fixed Income Fund*	Publicly issued bonds of non-U.S. companies, foreign governments, or agencies of foreign governments

SA-41	Emerging Debt Fund*	Debt instruments issued by governmental and corporate institutions of developing countries

SA-66	Prudential America Fund*	Public and private debt issues and U.S. government securities

SA-70	High Yield Bond Fund	Publicly traded corporate debt obligations

SA-B	Dryden S&P 500 Index Fund	Common stocks representing the S&P 500 Index and S&P 500 Index futures

SA-BF3	Balanced Growth Fund (sub-advised by Wellington Management, Blackrock)	Combination of equity and fixed income securities

SA-BF4	Balanced I Fund / Wellington	Combination of equity and fixed income securities

SAE-REV1

Separate Account	Separate Account Name	Investments
SA-BIA	International Blend / The Boston Company Fund	Common stocks and other equity-related securities of non-U.S. companies

SA-BRC	Core Bond Black Rock Fund	Fixed income securities, preferred stock and other fixed income obligations

SA-BSC	Small Cap Value/MEA fund	Common stocks and other equity-related securities

SA-CFB	Balanced/Wellington Management Fund	Combination of equity and fixed income securities

SA-CPP	Core Plus Bond / PIMCO Fund	Public and private fixed income securities rated investment grade at the time of purchase

SA-CSF	High Yield Bond/Cay wood-Scholl Fund	Invested primarily in public debt instruments of corporations rated below investment grade at the time of purchase

SA-CG	Large Company Stock – Growth Fund/Goldman Sachs	Common stocks and other equity-related securities

SA-CV	Large Cap Value / AJO Fund	Common stocks and other equity-related securities

SA-EMG	Dryden Emerging Markets Fund	Equity securities of emerging market countries

SA-FTF	Small Company Stock – Growth Fund/Times Square	Common stocks and other equity-related securities

SA-GB1	Government Securities/Bear Stearns Asset Management Fund	Debt Securities guaranteed or otherwise back by the United Stated Government, its agencies and instrumentalities

SA-1	Dryden International Growth Fund	Common stocks and other equity-related securities of non-U.S. companies

SA-IB2	International Blend/Pictet Asset Management Fund	Underlying mutual fund sponsored and advised by Pictet Asset Management

SA-IE2	International Equity/Julius Baer Fund	Invested primarily in securities of non-U.S. corporations

SA-IG2	International Growth II Stock Fund / Artisan Partners Fund	Common stocks and other equity-related securities

SA-IG3	International Growth / Hansberger Global Investors Fund	Common stocks and other equity-related securities

SA-IV1	International Value / LSV Asset Management Fund	Common stocks and other equity-related securities

SA-LC2	Large Cap Growth / Turner Investment Partners Fund	Common stocks and other equity-related securities

SA-LDB	Income Research & Management Long duration Bond Fund	Invests in a diversified portfolio of fixed income securities

SAE-REV1

Separate Account	Separate Account Name	Investments
SA-LG3	Large Cap Growth Fund (sub-advised by Wellington Management)	Common stocks and other equity-related securities

SA-LG4	Large Company Stock Aggressive Growth Fund	Common stocks and other equity-related securities

SA-LG5	Large Cap Growth / Waddell & Reed Fund	Common stocks and other equity-related securities

SA-LG6	Large Cap Growth / Jennison Fund	Invested primarily in equity and equity-related securities of large-sized concerns

SA-LV3	Large Company / Stock Value III / Wellington Management	Common stocks and other equity-related securities

SA-LV4	Large Company Stock – Value Fund / Barrow Hanley	Common stocks and other equity-related securities

SA-LV5	Large Cap Value/LSV Asset Management Fund	Equity securities of large capitalization corporations

SA-L14	Strategic Portfolio – Conservative 2	Asset allocation fund of funds invested in a combination of fixed income and equity securities.

SA-L15	Strategic Portfolio – Conservative 3	Asset allocation fund of funds invested in a combination of fixed income and equity securities.

SA-L16	Strategic Portfolio – Moderate 2	Asset allocation fund of funds invested in a combination of fixed income and equity securities

SA-L17	Strategic Portfolio – Moderate 3	Asset allocation fund of funds invested in a combination of fixed income and equity securities

SA-L18	Strategic Portfolio – Moderate 4	Asset allocation fund of funds invested in a combination of fixed income and equity securities.

SA-L19	Strategic Portfolio – Moderate 5	Asset allocation fund of funds invested in a combination of fixed income and equity securities

SA-L20	Strategic Portfolio – Moderate 2	Asset allocation fund of funds invested in a combination of fixed income and equity securities

SA-L21	Strategic Portfolio – Aggressive 3	Asset allocation fund of funds invested in a combination of fixed income and equity securities

SA-L22	Strategic Portfolio – Aggressive 4	Asset allocation fund of funds invested in a combination of fixed income and equity securities

SA-L23	Strategic Portfolio – Aggressive 5	Asset allocation fund of funds invested in a combination of fixed income and equity securities

SA-MBS	Mortgage-Backed Securities / Bear Stearns Asset Management Fund	Mortgage-backed securities, asset-backed securities and other fixed income securities

SAE-REV1

Separate Account	Separate Account Name	Investments
SA-MB2	Multi-Sector Bond II / Bear Stearns Asset Management Fund	Fund of funds invested in a broad array of fixed income instruments, both domestic and foreign

SA-MCG	Midsize Company Stock – Blend / New Amsterdam Partners Fund	Common stocks and other equity-related securities

SA-MG1	Midsize Company Stock Growth / Artisan Partners	Common stocks and other equity-related securities

SA-MG3	Mid Cap Growth / TimesSquare Fund	Securities of mid-cap corporations rated at the time of purchase

SA-MG4	Mid Cap Growth / Goldman Sachs Fund	Invested primarily in equity and equity-related securities of mid-sized concerns

SA-MG5	Mid Cap Growth / Frontier Capital Fund	Invested primarily in equity securities of mid-sized concerns

SA-MG6	Mid Cap Growth / Westfield Capital Fund	Invested primarily in equity and equity-related securities of mid-sized concerns

SA-MSB	Multi-Sector Bond / Bear Stearns Asset Management Fund*	Fund of funds invested in a broad array of fixed income instruments, both domestic and foreign

SA-MV1	Midsize Company Stock Value / Wellington Management	Common stocks and other equity-related securities

SA-MV2	Mid Cap Value / Cooke & Bieler Fund	Invested primarily in equity and equity-related securities of mid-sized concerns

SA-MV3	Mid Cap Value / CRM Fund	Invested primarily in equity and equity-related securities of mid-sized concerns

SA-MV4	Mid Cap Value / Integrity Fund	Invested primarily in equity and equity-related securities of mid-sized concerns

SA-RFI	Morally Responsible Core Plus Bond / PIMCO Fund	Invested in a broad array of fixed income securities

SA-RLG	Morally Responsible Large Cap Growth / Turner Fund	Invested primarily in equity and equity-related securities of large-sized concerns

SA-RLV	Morally Responsible Large Cap Value / AJO Fund	Invested primarily in equity and equity-related securities of large-sized concerns.

SA-SB1	Small Company Stock – Blend/Wentworth, Hauser, and Violich	Common stocks and other equity-related securities

SA-SG2	Small Company Stock – Growth II / Loomis Sayles	Common stocks and other equity-related securities

SA-SG3	Small Company Stock – Growth Fund/Granahan	Common stocks and other equity-related securities

SAE-REV1

Separate Account	Separate Account Name	Investments
SA-SG5	Small Cap Growth Essex Fund	Common stocks and other equity related securities

SA-SV2	Small Cap Value/TS&W Fund	Common stocks and other equity-related securities

SA-SV3	Small Cap Value/Kennedy Capital Fund	Common stocks and other equity-related securities

SA-SV4	Small Cap Value / Munder Capital Fund	Common stocks and other equity-related securities

SA-SV5	Small Cap Value / Integrity Fund	Common stocks and other equity-related securities

SA-SV6	Small Cap Value / Opus Capital Fund	Common stocks and other equity-related securities

SA-SV7	Small Cap Value / Mellon Equity Fund	Common stocks and other equity-related securities

SA-55A	Fidelity Advisor Growth Opportunities Fund	Wholly invested in the Fidelity Advisor Growth Opportunities Fund

SA-55A1	State Street Global Advisors Daily EAFE SL Series Fund – Class T	Wholly invested in the State Street Global Advisors EAFE Index Fund

SA-55A2	State Street Global Advisors Government Credit Bond NL Series Fund (Class A)	Wholly invested in the State Street Global Advisors Government/Corporate Bond Fund

SA-55A3	State Street Global Advisors Intermediate Bond Index NL Series Fund – Class A Shares	Wholly invested in the State Street Global Advisors Intermediate Bond Fund

SA-55A4	State Street Global Advisors Russell 3000 Index SL Series Fund (Class A)	Wholly invested in the State Street Global Advisors Russell 3000 Index Fund

SA-55B	Fidelity Advisor Balanced Fund	Wholly invested in the Fidelity Advisor Balanced Fund

SA-55C	Fidelity Advisor Value Strategies Fund	Wholly invested in the Fidelity Advisor Value Strategies Fund

SA-55C1	Putnam Core Growth Equity Account*	Common stocks and other equity-related securitie

SA-55E	Credit Suisse Large Cap Growth Fund	Wholly invested in the Credit Suisse Large Cap Growth Fund

SA-55F	Credit Suisse International Focus Equity Advisor Shares Fund	Wholly invested in the Credit Suisse International Focus Equity Advisor Shares Fund

SA-55G	Credit Suisse Mid-Cap Core Fund (Advisor Shares)	Wholly invested in the Credit Suisse Emerging Growth Fund

SA-55HS	Templeton Foreign Fund	Wholly invested in the Templeton Foreign Fund

SA-55I	AIM Diversified Dividend Fund (Investor Shares)	Wholly invested in the Fidelity Advisor Equity Growth Fund

SA-55J	AIM Diversified Dividend Fund (Investor Shares)	Wholly invested in AIM Advisors, Inc. Core Stock Fund

SA-55K	Balanced Fund-I / Wellington Management Fund	Combination of equity and fixed income securities

SAE-REV1

Separate Account	Separate Account Name	Investments
SA-55L	AIM Small Cap Growth Fund (Investor Shares)	Wholly invested in AIM Advisors, Inc. Small Company Growth Fund

SA-55MN	Neuberger & Berman Guardian Trust	Wholly invested in the Neuberger & Berman Guardian Trust.

SA-55N	Fidelity Contrafund	Wholly invested in the Fidelity Contrafund.

SA-55S	Credit Suisse Large Cap Value Fund (Advisor Shares)	Wholly invested in the Credit Suisse Large Cap Value (Advisor Shares).

SA-55X	American Century Ultra (Investor Shares)	Wholly invested in the American Century Ultra Fund (Investor Shares).

SA-5AC	American Century Equity Income Fund	Wholly invested in the American Century Equity Income Fund

SA-5AE	American Century Real Estate Fund (Advisor Shares)	Wholly invested in the American Century Real Estate Fund

SA-5AR	American Century Real Estate Fund (Investor Shares)	Wholly invested in the American Century Real Estate Fund

SA-5A7	State Street Global Advisors Russell 2000 Index SL Series Fund (Class A)	Wholly invested in the State Street Global Advisors Russell 2000 Index Fund

SA-5A8	State Street Global Advisors S&P Midcap Index SL Series Fund (Class A)	Wholly invested in the SSgA S&P Midcap Fund

SA-5BY	AIM Charter Fund	Wholly invested in the AIM Charter Fund

SA-5CS	Cohen & Steers Realty Income Fund (I Shares)	Wholly invested in the Cohen & Steers Realty Income Fund (I Shares)

SA-5CV	Calvert Social Investment Fund	Wholly invested in the Calvert Social Investment Fund (Class A Shares)

SA-5F1	Janus Advisor Forty (Class A) Shares	Wholly invested in the Janus Advisor Forty (Class A) Shares Fund

SA-5FU	Old Mutual Growth Fund (Class Z Shares)	Wholly invested in the Old Mutual Growth Fund

SA-5GF	Franklin Balance Sheet Investment Fund (Class A Shares)	Underlying mutual fund sponsored and advised by Franklin Advisor Services, LLC

SA-5GI	Goldman Sachs High Yield Fund I Shares	Wholly invested in the Goldman Sachs High Yield Fund I Shares, a mutual fund

SA-5GS	Goldman Sachs Small Cap Value (Class A) Fund	Wholly invested in the Goldman Sachs Small Cap Value (Class A) Fund

SA-5GV	Goldman Sachs Small Cap Value (Institutional Class) Fund	Wholly invested in the Goldman Sachs Small Cap Value (Institutional Class) Fund

SAE-REV1

Separate Account	Separate Account Name	Investments
SA-5GY	Goldman Sachs High Yield Fund A Shares	Wholly invested in the Goldman Sachs High Yield Fund A Shares, a mutual fund

SA-5G2	PIMCO Total Return Institutional Class	Wholly invested in the PIMCO Total Return Fund

SA-5HE	Henssler Equity Fund – (Closed Group)	Wholly invested in the Henssler Equity Fund

SA-5M1	Morgan Stanley Institutional Fund Trust U.S. Mid Cap Value Portfolio	Wholly invested in the Morgan Stanley Institutional Fund Trust U.S. Mid Cap Value Portfolio

SA-5M2	The Merger Fund	Wholly invested in The Merger Fund, a mutual fund

SA-5NN	AllianceBernstein International Value Fund (Class K Shares)	Wholly invested in the AllianceBernstein International Value (Class K Shares) Fund

SA-5NV	Columbia International Value Fund (Class A)	Wholly invested in the Nations International Value Fund

SA-5NY	Davis New York Venture (Class A)	Wholly invested in the Davis New York Venture (Class A) Fund

SA-5N1	Alliance Bernstein Balanced Fund-Class A Shares	Underlying mutual fund sponsored and advised by Alliance Capital Management L.P.

SA-5N2	Alliance Bernstein Growth & Income Fund-Class A Share	Underlying mutual fund sponsored and advised by Alliance Capital Management L.P.

SA-5N4	Alliance Bernstein Large Cap Growth Fund (Institutional Class II)	Underlying mutual fund sponsored and advised by Alliance Capital Management L.P.

SA-5N8	Alliance Bernstein Global Value Fund (Class A)	Underlying mutual fund sponsored and advised by Alliance Capital Management L.P.

SA-5OG	Oppenheimer Global (Class A) Fund	Wholly invested in the Oppenheimer Global Fund

SA-5OS	Oppenheimer Small & Mid Cap Value Fund (Class A Shares)	Wholly invested in the Oppenheimer Small & Mid Cap Value (Class A Shares) Fund

SA-5O3	Oakmark Equity & Income (Class I) Fund	Wholly invested in the Oakmark Equity & Income Fund

SA-5O4	Oakmark Equity & Income (Class II) Fund	Wholly invested in the Oakmark Equity & Income Fund

SA-5S1	Wells Fargo Advantage Small Cap Value Fund A	Wholly invested in the Wells Fargo Fund.

SA-5S2	Wells Fargo Advantage Small Cap Value Fund Z	Wholly invested in the Wells Fargo Fund.

SA-5TH	Thornburg International Value Fund (R1 Shares)	Wholly invested in the Thornburg International Value Fund

SA-5T4	T. Rowe Price Blue Chip Growth Fund (R Shares)	Wholly invested in the T. Rowe Price Blue Chip Growth Fund

SAE-REV1

Separate Account	Separate Account Name	Investments
SA-5T5	T. Rowe Price Equity Income Fund (R Shares)	Wholly invested in the T. Rowe Price Equity Income Fund

SA-5T6	T. Rowe Price Growth Stock Fund (Advisor Shares)	Wholly invested in the T. Rowe Price Growth Stock Fund

SA-5T7	T. Rowe Price Growth Stock Fund (R Shares)	Wholly invested in the T. Rowe Price Growth Stock Fund

SA-5VD	Victory Diversified Stock Fund (Class A)	Wholly invested in Victory Diversified Stock Fund

SA-5V4	Vanguard Balanced-Admiral Shares Fund	Wholly invested in Vanguard Balanced-Admiral Shares Fund

SA-5W2	Ivy Small Cap Growth Fund – Class Y Shares	Underlying mutual fund sponsored and advised by Ivy Small Cap Growth Fund

SA-5W3	Waddell & Reed Advisors Science and Technology Fund Class A Shares	Wholly invested in Waddell & Reed Advisors Science and Technology Fund Class A Shares

SA-5X2	Manning and Napier Fund, Inc. Pro Blend Moderate Term Series	Underlying mutual fund sponsored and advised by Manning and Napier Fund, Inc.

SA-5X3	Manning and Napier Fund, Inc. Pro-Blend Extended Term Series	Underlying mutual fund sponsored and advised by Manning and Napier Fund, Inc.

SA-5X4	Manning and Napier Fund, Inc. Pro-Blend Conservative Term Series	Underlying mutual fund sponsored and advised by Manning and Napier Fund, Inc.

SA-5X5	Manning and Napier Fund, Inc. Pro-Blend Maximum Term Series	Underlying mutual fund sponsored and advised by Manning and Napier Fund, Inc.

Additional information is available regarding each Separate Account.

* Valuation dates for transactions will occur on a monthly basis.

PRlAC reserves the right to limit investments in any Separate Account at its sole discretion.

SAE-REV1

415 Compliance Amendment Election Form
To

Farmington Savings Bank Defined Benefit Employees’ Pension Plan (the “Plan”)

This 415 Compliance Amendment Election Form, together with the 415 Compliance Appendix, is adopted by the Plan Sponsor to comply with (a) the Pension Funding Equity Act of 2004 (to the extent the Plan was not previously amended for such purpose), (b) certain provisions of the Pension Protection Act of 2006, and (c) the provisions of the final regulations issued under Code Section 415 by the Treasury Department on April 4, 2007 (collectively the “415 modifications”). Substantive provisions of the 415 modifications for which options are available under the Volume Submitter specimen plan shall be administered in accordance with the elections contained in this 415 Compliance Amendment Election Form and shall be reflected in the 415 Compliance Appendix.

This 415 Compliance Amendment is intended to comply in good faith with the requirements of the 415 modifications and is to be construed in accordance with the 415 modifications and any guidance issued by the Treasury Department concerning the 415 modifications. This 415 Compliance Amendment shall be effective as of the date or dates specified below.

COMPLIANCE WITH PENSION FUNDING EQUITY ACT OF 2004 (“PFEA”)

Provisions of PFEA

The PFEA substitutes an interest rate of 5.5% for the 417(e) rate for purposes of converting a form of payment subject to Code Section 417(e) to a straight life annuity form to determine whether the benefit payable in such form satisfies the limitations in effect under Code Section 415(b). The change under the PFEA is effective only for distributions with an Annuity Starting Date during the 2004 and 2005 Plan Years. Transition rules were available for distributions made after December 31, 2003 and before January 1, 2005.

The Employer applied the following transition rule: for distributions with an Annuity Starting Date on or after the first day of the 2004 Plan Year and before the first day of the 2005 Plan Year, use of the 5.5% rate would not reduce the benefit below the amount determined using the 417(e)(3) rate for the Plan in effect on the last day of the last Plan Year beginning before January 1, 2004.

The changes made to comply with the PFEA are effective for distributions with an Annuity Starting Date during the 2004 and 2005 Plan Years.

COMPLIANCE WITH PENSION PROTECTION ACT OF 2006 (“PPA”)

Provisions of PPA

The PPA amends Code Section 415 to provide that for purposes of converting a form of payment subject to Code Section 417(e) to a straight life annuity form in order to determine whether the benefit payable in such form satisfies the limitations in effect under Code Section 415(b), the interest rate used must be whichever of the following produces the greatest benefit: (i) 5.5%; (ii) the rate that provides a benefit of not more than 105% of the benefit that would be provided if the applicable interest rate as defined in Code Section 417(e)(3) were used; or (iii) the rate specified under the plan. The changes made to comply with the PPA are effective for distributions with Annuity Starting Dates in Plan Years beginning on and after January 1, 2006.

Contract No. IN-16177	DB VS 415 Compliance Amendment Election Form

1

PLAN SPONSOR ELECTIONS

For purposes of complying with the requirements of Code § 415, the Plan Sponsor hereby elects.

415 Compensation: (Select either the Default Provisions or Modify Default Provisions. Please refer to pages 4 and 5 for further explanation of the terms used below):

[✓]	Default Provisions: Unless the Plan Sponsor elects otherwise below, the following will apply to comply with the Code § 415:

a.
The provisions of the Plan setting forth the definition of compensation for purposes of Code §415 (hereinafter referred to as “415 Compensation”) shall be modified by (1) including “Accrued Leave Payments” made during the post-severance window period, (2) including “Deferred Compensation Payments” made during the post-severance window period, (3) excluding salary continuation payments for “Military Leave Payments”, and (4) excluding salary continuation payments for “Disability Payments”.

	b.	The “first few weeks rule” (hereinafter referred to as “Optional Timing Rule”) does not apply for purposes of 415 Compensation.

	c.	Average compensation for purposes of the limitation under Code Section 415(b)(l)(B) shall be determined over calendar years.

[ ]	Modify Default Provisions: In lieu of the Default Provisions above for 415 Compensation, the following apply: (select all that apply)

	a.	[ ]	Exclude Accrued Leave Payments made during the post-severance window period.
	b.	[ ]	Exclude Deferred Compensation Payments made during the post-severance window period.
	c.	[ ]	Include Military Leave Payment.
	d.	[ ]	Include Disability Payments:
			1.	[ ]	For Nonhighly Compensated Employees only
			2.	[ ]	For all participants and the salary continuation will continue for the following fixed or determinable period:__________________________
	e.	[ ]	Apply the first few weeks rule (“Optional Timing Rule”)
	f.	[ ]	Choose one of the following if average compensation is not determined based on calendar years:
			( )	average compensation is determined over plan years.
			( )	average compensation is determined over limitation years.
			( )	average compensation is determined over the following 12-month period:__________________________.

Contract No. IN-16177	DB VS 415 Compliance Amendment Election Form

2

Earnings based benefit formula (Select either the Default Provisions or Alternate Election Provision.)

Note: Complete this Section only if you have an Earnings/Compensation based benefit formula.

[✓]
Default Provisions: Unless the Plan Sponsor elects otherwise below, Earnings, as defined in Section 1.1 of the Plan shall NOT include post-severance payments. This default provision is effective as of the date this Amendment Election Form is executed and reflects administrative practice going forward. It is not intended to reflect how post-severance payments were handled prior to the effective date. (Please note: If Regular Compensation Payments received during the post-severance window are not included in Earnings, 414(s) testing may be required.)

[ ]	Alternate Election Provisions: In lieu of the Default Provisions, the following apply: (select all that apply)

	a.	[ ]
Include Regular Compensation Payments made during the post-severance window period–but only to the extent such amounts would have been included in Earnings if the participant’s employment had continued. (Though these amounts are automatically included in 415 compensation, they need not be included in Earnings for accrual purposes; however, if these amounts are not included, 414(s) testing may be required.)

	b.	[ ]	Include Accrued Leave Payments made during the post-severance window period.
	c.	[ ]	Include Deferred Compensation Payments made during the post-severance window period.
	d.	[ ]	Include Military Leave Payments.
	e.	[ ]	Include Disability Payments:
			1.	[ ]	For Nonhighly Compensated Employees only
			2.	[ ]	For all participants and the salary continuation will continue for the following fixed or determinable period:_______________________________

Effective Date: The above election shall be effective as of ______________________ (month/day/year). The election made hereunder reflects administrative practice going forward. It is not intended to affect Earnings calculations for periods prior to the effective date.

Contract No. IN-16177	DB VS 415 Compliance Amendment Election Form

3

COMPLIANCE WITH FINAL REGULATIONS ISSUED BY TREASURY ON APRIL 4, 2007 (“final 415 regulations”)

Mandatory Revisions Under Final 415 Regulations: As reflected in the 415 Compliance Appendix, the final 415 regulations (1) simplify the method for converting a form of payment that is not subject to Code Section 417(e) to a single life annuity for purposes of determining whether the benefit payable in such form satisfies the limitations in effect under Code Section 415(b), (2) modify the method of adjusting the dollar limit applicable to a participant under Code Section 415(b)(1)(A) where payments start prior to age 62 or after age 65, and (3) clarify that for purposes of applying the average compensation limit under Code Section 415(b)(l)(B), the limit on compensation in effect under Code Section 401(a)(17) is applied annually to the earnings received for a particular year and any future increase in the Code Section 401(a)17) limit is not applied on a retroactive basis.

The final 415 regulations also clarify that compensation for purposes of applying the average compensation limitation in effect under Code Section 415(b)(l)(B) (“415 compensation”), generally does NOT include amounts received by a participant following his severance from employment unless payment is made to the participant either (a) within 2 1/2 months of his severance date or (b) by the close of the limitation year in which the severance occurs, whichever is later (the “post-severance window period”). 415 compensation automatically includes any post-severance payment made within this period if the amount would otherwise have been paid to the participant in the course of his employment and is regular compensation for services during the participant’s regular working hours, compensation for services outside the participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation (“Regular Compensation Payments”).

Optional Provisions Under Final 415 Regulations:

Period for High 3-Year Determination: The final 415 regulations retain the rule that the average compensation limitation under Code Section 415(b)(l)(B) is determined based upon calendar years of employment, unless the plan specifies a different 12-month period.

Optional Timing Rule: The final 415 regulations provide an optional exception to the general timing rule applicable in determining the average compensation limitation under Code Section 415(b)(l)(B). Under the general rule, amounts to be included in a participant’s 415 compensation for a particular year must be received by the participant within such year. However, a plan may provide that amounts earned during a year, but not paid during such year because of the timing of pay periods and pay dates, are included in 415 compensation for the year in which they were earned if (1) the amounts are paid within the first few weeks of the next limitation year, (2) are included on a uniform and consistent basis with respect to similarly-situated employees, and (3) are not also included as 415 compensation in the next year.

Optional Inclusion of Post-Severance Payments: The final 415 regulations also provide that in addition to the post-severance Regular Compensation Payments mandatorily included in 415 compensation as described above, a plan may provide that 415 compensation includes the post-severance amounts described below:

●
Payments made within the post-severance window period for accrued bona fide sick, vacation or other leave, but only if (1) the participant would have been able to use such leave if his employment had continued and (2) such amounts would have been included in 415 compensation if paid prior to severance from employment (“Accrued Leave Payments”)

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●
Amounts received by the participant within the post-severance window period pursuant to a non-qualified, unfunded deferred compensation plan, but only if and to the extent (1) the participant would have received such payment at the same time if he had continued in employment, (2) such amounts would have been included in 415 compensation if paid prior to severance from employment, and (3) the payment is includable in the participant’s gross income (“Deferred Compensation Payments”)

●
Salary continuation payments to a participant who is not performing services for the employer due to qualified military service, to the extent such amounts do not exceed the amounts the participant would have received if he had continued in employment with the employer - payment need not be made during the post-severance window period described above (“Military Leave Payments”)

●
Amounts received by a participant who is permanently and totally disabled, provided that the plan limits availability of this option to either (a) non-Highly Compensated Employees or (b) amounts received during a specified period – payment need not be made during the post-severance window period described above (“Disability Payments”)

EFFECTIVE DATE

The provisions of the final 415 regulations are generally effective the first day of the first limitation year beginning on or after July 1, 2007, However, the optional timing and post-severance compensation rules may be applied in prior years. The amendment reflects administrative practice going forward and does not capture prior administrative practice.

*	*	*

          EXECUTED AT Farmington, CT, this 11th day of December, 2008.

By:

Title:	SVP Human Resources

Contract No. IN-16177	DB VS 415 Compliance Amendment Election Form

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AMENDMENT TO THE
FARMINGTON SAVINGS BANK DEFINED BENEFIT EMPLOYEES’ PENSION PLAN
REGARDING THE PENSION PROTECTION ACT OF 2006

In accordance with Section 16.1 of the Plan, the following amendments are hereby made to the Plan. These amendments shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the terms of this amendment:

1.	Section 16.1 of the Plan is hereby amended by adding the following at the end thereof:

With respect to Plan Years beginning on and after January 1, 2008, no amendment shall be made to increase benefits or accelerate benefit distributions to the extent prohibited under Code Section 436.

2.	The definition of “Applicable Interest Rate” is hereby amended, (or added, as applicable) effective with respect to Plan Years beginning on and after January 1, 2008:

Notwithstanding any provision of the Plan to the contrary, with respect to Plan Years beginning on and after January 1, 2008, “Applicable Interest Rate” shall mean, for purposes of calculating and paying lump sum distributions, the adjusted first, second, and third segment rates for the month of November preceding the first day of the Plan Year in which the Annuity Starting Date (or other date of determination) occurs. For this purpose, the adjusted first, second, and third segment rates are determined without regard to the 24-month averaging provided under Code Section 430(h)(2)(D)(i), and are subject to the transition rule set forth in Code Section 417(e)(3)(D)(iii) that phases in the use of the segment rates over five years, in accordance with IRS Notice 2007-81.

3.	The definition of “Applicable Mortality Table” is hereby amended (or added, as applicable) effective with respect to Plan Years beginning on and after January 1, 2008:

Notwithstanding any provisions of the Plan to the contrary, with respect to Plan Years beginning on or after January 1, 2008, the “Applicable Mortality Table” shall mean, for purposes of calculating and paying lump sum distributions, the Applicable § 417(e)(3) Mortality Table for distributions. This table is subject to change annually in accordance with Rev. Rul. 2007-67 and subsequent guidance issued by the Commissioner, without necessity of further amending the Plan.

For all other purposes in applying the limitations of Code Section 415, the “Applicable Mortality Table” shall be based upon a fixed blend of 50% of the unloaded male mortality rates and 50% of the unloaded female mortality rates underlying the mortality rates in the 1994 Group Annuity Reserving Table (‘“94 GAR”) projected to 2002, as set forth in Revenue Ruling 2001-62. This table is subject to change in accordance with the Code Sections referenced in this definition without the necessity of further amendment to the Plan.

The foregoing amendments shall be effective January 1, 2008.

IN WITNESS WHEREOF, the undersigned has set his hand this 18th day of December, 2008.

FARMINGTON SAVINGS BANK

By:

	Title:	Chairman, President & CEO

PPA (modified by WRERA) and HEART Compliance
Amendment Election Form
To

FARMINGTON SAVINGS BANK DEFINED BENEFIT EMPLOYEES’ PENSION PLAN

This PPA (modified by WRERA) and HEART Compliance Amendment Election Form, together with the PPA (modified by WRERA) and HEART Compliance Appendix, is adopted by the Plan Sponsor to comply with the provisions of the Pension Protection Act of 2006 (“PPA”), as modified by the Worker, Retiree, and Employer Recovery Act of 2008 and applicable guidance (“WRERA”), and the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART”) and applicable guidance (collectively the “legislative changes”). Substantive provisions of the legislative changes for which options are available under the plan shall be administered in accordance with the elections contained in this Election Form and shall be reflected in the PPA (modified by WRERA) and HEART Compliance Appendix.

This PPA (modified by WRERA) and HEART Compliance Amendment is intended to comply in good faith with the requirements of the legislative changes and is to be construed in accordance with the legislative changes and any guidance issued thereunder.

Square brackets [   ] indicate a provision that may be selected independently. Round brackets (   ) indicate a series of alternative provisions, only one of which may be selected.

PLAN SPONSOR ELECTIONS – PPA (AS MODIFIED BY WRERA)1

I.
Extension of Notice and Election Period (Optional Provision): Pension plans are generally required to provide notices regarding forms of payment no more than 90 days before a participant’s annuity starting date and participants are required to make their form of payment election within such 90-day period. The PPA extends the permitted notice and election period from 90 days to 180 days.

Extension of Notice and Election Period (select one of the following):

	☐	Make no change to the current process.

	☒	Extend the notice and election period to 180-days preceding a participant’s annuity starting date.

Effective date: This provision is effective for years beginning after December 31, 2006, unless a later effective date is selected below.

☒ Other effective date: January 1, 2010

1 The elections below incorporate changes made by the WRERA.

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II.
Notice of Failure to Defer (Required Provision): The notice provided to participants prior to payment of benefits must notify the participant of his legal right to postpone payment of benefits to normal retirement date. The PPA requires that the notice also include a description of the consequences to a participant’s benefit if he elects not to defer payment.

Notice of Failure to Defer:

☒ The notice required under Code Section 417 will include a description of the effect of a failure to defer payments to normal retirement date.

Effective Date: This requirement applies to plan years beginning after December 31, 2006.

III.
Qualified Optional Survivor Annuity (Required Provision): Pension plans must provide payment to a participant who has a spouse in the form of a qualified joint and survivor annuity (“QJSA”). The PPA requires that participants also be provided the option to elect a joint and survivor form of payment that provides their surviving spouse with an alternative survivor annuity in the specified percentage (a “QOSA”). If the plan’s QJSA provides a survivor annuity for less than 75%, the plan must offer a 75% QOSA. If the plan’s QJSA provides a survivor annuity of 75% or more, the plan must offer a 50% QOSA.

(Note: If the plan already provides an optional joint and survivor form of payment that provides a survivor annuity in the required amount, no amendment is necessary to meet the PPA requirement.)

Qualified Optional Survivor Annuity (select one of the following):

☐ The plan does not need to be amended to provide a QOSA because the plan already provides a form of payment that meets the QOSA requirements.

☒ The plan is being amended to provide a QOSA as follows (select one of the following):

☒
Must select if the monthly survivor annuity provided under the plan’s QJSA form is less than 75% of the monthly amount payable for the participant’s life. In addition to the other optional forms of payment available under the plan, a participant may elect a 75% QOSA (the monthly survivor annuity payable under the QOSA will be 75% of the monthly amount payable during the life of the participant). Unless otherwise specified below, the QOSA will be available only to married participants with the survivor annuity payable only to the participant’s surviving spouse.

☒ All participants may elect the QOSA form and married participants may designate a non-spouse beneficiary to receive the survivor annuity under the QOSA.

☐
Must select if the monthly survivor annuity provided under the plan’s QJSA form is 75% or more of the monthly amount payable for the participant’s life. In addition to the other optional forms of payment available under the plan, a participant may elect a 50% QOSA (the monthly survivor annuity payable under the QOSA will be 50% of the monthly amount payable during the life of the participant). Unless otherwise specified below, the QOSA will be available only to married participants with the survivor annuity payable only to the participant’s surviving spouse,

☐ All participants may elect the QOSA form and married participants may designate a non-spouse beneficiary to receive the survivor annuity under the QOSA.

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Amendment Election Form

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Effective date: This provision is effective the first day of the first plan year beginning after December 31, 2007, unless the plan is collectively-bargained and a different effective date is selected below.

☐ Other effective date: ______________________ (Collectively-bargained plans are not required to add this provision until the first day of the first plan year beginning after the earlier of (1) the later of (i) December 31, 2007 or (ii) the date the last agreement expires or (2) December 31, 2007.

IV.
Eligible Retirement Plan for Roll Over of Post-Tax Contributions (Required Provision): The PPA provides that post-tax contributions in an eligible rollover distribution may be rolled over directly to a 403(b) plan or another defined benefit plan as long as such plan accounts for the rollover separately, including the portion of the rollover that is taxable and the portion that is not taxable.

Eligible Retirement Plan for Rollover of Post-Tax Contributions:

☒ In the event the plan has post-tax contributions, such post-tax contributions may be rolled over directly to another defined benefit plan or a 403(b) annuity contract.

Effective date: This provision is effective for distributions made after December 31, 2006.

V.	Roth IRA as Eligible Retirement Plan for Roll Over (Required Provision): The PPA provides that participants and spouses may roll over eligible distributions to a Roth IRA.

Effective Date: This requirement applies to distributions made after December 31, 2007. (Note: Prior to 2010, the restrictions on rollovers from a traditional IRA to a Roth IRA also apply to rollovers from a qualified plan to a Roth IRA, e.g., the taxpayer’s adjusted gross income doesn’t exceed $100,000 and the taxpayer is not married and filing separately.)

Roth IRA as Eligible Retirement Plan:

☒ The definition of eligible retirement plan with respect to participants and spouses is modified to include Roth IRAs.

Effective date: This provision is effective for distributions made after December 31, 2007.

VI.
Direct Rollovers by Non-Spouse Beneficiaries (Required Provision): The PPA provides that plans may permit non-spouse beneficiaries to make direct rollovers of eligible distributions to an IRA that is treated as an inherited IRA.

Effective Date: Plans are permitted to implement this provision for distributions made after December 31, 2006. WRERA requires plans to include this provision for distributions made after the last day of the 2009 plan year.

Direct Rollovers by Non-Spouse Beneficiaries:

☒
Non-spouse beneficiaries will be permitted to make direct rollovers to IRAs that will be treated as inherited IRAs. This provision is effective for distributions made after the last day of the 2009 plan year unless an earlier effective date is selected below.

☐ Earlier effective date: ___________________________ (cannot be earlier than December 31, 2006).

(Note: This provision is only effective to the extent the plan makes eligible rollover distributions (i.e., lump sum payments) to non-spouse beneficiaries.)

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Amendment Election Form

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VII.
Revised Actuarial Assumptions for Converting to Lump Sums (or Other Forms Subject to 417(e)) (Required Provision): The PPA changed the interest rate and mortality table required to determine the minimum amount payable under a form of payment that is subject to Code Section 417(e) (e.g., lump sums, social security adjustment annuities, partial lump sums, etc.). The new interest rate is the adjusted first, second and third segment rates applied for plan funding under Code Section 430(h)(2)(C), computed without regard to a 24 month average. Transition rules apply for determining the applicable interest rate for the 2008, 2009, 2010, and 2011 plan years. The new mortality table is the table used for plan funding under Code Section 430(h)(3)(A), without regard to subparagraphs (C) and (D).

Treasury regulations permit a plan to substitute the PPA assumptions for the prior 417(e) assumptions, utilizing the same stability period and lookback month, without violating the cutback rules. (Note: A plan may change the stability period and lookback month using the transition rules described in Treasury regulations.)

As an alternative to using the PPA assumptions, a plan can use a more generous interest rate, producing an equal or greater benefit (i.e., a plan could continue to use the 30-year Treasury securities rate where that rate produces a larger benefit).

Effective Date: This provision is effective for plan years beginning after December 31, 2007.

Revised Actuarial Assumptions for Converting to Lump Sums (or other Forms Subject to Code Section 417(e)) (select one of the following):

☒
Effective for plan years beginning after December 31, 2007, the 417(e) interest rate and mortality table currently provided under the plan are replaced with the interest rate and mortality table required under PPA using the same stability period and lookback year.

☐ Elect to administer the plan using an alternative rate basis which is more generous for all participants, as provided below:

Please note: If the assumptions specified above are not the same assumptions used to calculate the QJSA under the plan, the form of payment for which the alternative assumptions are used may have a greater relative value than the QJSA form, which may violate IRS regulations requiring the QJSA to be the most valuable form under a plan. (There is an exception where certain forms are subject to Code Section 417(e), but this exception is restricted to the assumptions required to be used thereunder.)

VIII.
Limitations on Under-Funded Plan (Required Provision): The PPA added limitations that become applicable if a plan’s adjusted funding target attainment percentage (“AFTAP”) falls below a specified percentage.

	(1)	Unpredictable contingent events: A plan may not provide shutdown or other benefits conditioned on an unpredictable contingent event that occurs during a period that the plan’s AFTAP is less than 60% or would be less than 60% taking into account the liabilities resulting from the occurrence.

	(2)	Amendments increasing liabilities: A plan may not implement an amendment that increases plan liabilities (e.g., through an increase in benefits, addition of a benefit, accelerated vesting. (other than as required by law), etc.) effective for a plan year if the AFTAP for the plan year is less than 80% or would be less than 80% taking into account the liabilities resulting from the amendment. An amendment increasing benefits under a formula that is not compensation based is exempt from this limitation if the rate of increase is not in excess of the contemporaneous rate of increase in the affected participants’ average wages.

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Amendment Election Form

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(3)
Payment of accelerated benefits: A plan may not provide accelerated benefit payments (generally a payment in excess of the monthly amount payable under the single life annuity form, e.g., lump sums, social security adjustment annuities, partial lump sums, certain period only annuities) for any period during which the plan sponsor is in a debtor in a bankruptcy proceeding until an enrolled actuary certifies that the plan’s AFTAP is 100%. Any other plan may not provide for accelerated benefit payments for a plan year if the plan’s AFTAP is less than 60% and may only make partial accelerated payments for a plan year if the plan’s AFTAP is at least 60%, but less than 80%. The limitation on accelerated payments does not apply to a plan under which benefit accruals were continuously frozen from September 1, 2005 to the year of the distribution. WRERA clarifies that the limitation on accelerated payments does not apply to benefits that may be immediately distributed without participant consent (e.g., small benefits that are subject to automatic cashout).

(4)	Cessation of accruals: Benefit accruals under a plan must cease if the plan’s AFTAP is less than 60%.

Effective Date: These limitations are generally effective for plan years beginning after December 31, 2007, unless the plan is collectively-bargained and a different effective date is selected below. These limitations are effective for collectively-bargained plans for plan years beginning after the earlier of (1) the later of (i) the date the last bargaining agreement terminates or (ii) December 31, 2007 or (2) December 31, 2009.

Limitations on Under-Funded Plans (select one of the following):

The plan adopts the limitations on under-funded plans described in Code Section 436 and the Compliance Appendix. If the plan becomes subject to the limitation on accelerated payments (e.g., lump sums, social security adjustment annuities, certain period only annuities), and only a portion of a participant’s benefit is restricted, upon commencing payments the participant may split his benefit between the restricted and non-restricted portions and receive payment of the non-restricted portion in an accelerated form and the balance of his benefit in another form permitted under the plan. In addition, the plan will apply the following rules for commencement of benefit payments (select one of the following):

☒
Unless otherwise required by law, the plan will continue to operate in accordance with its standard benefit commencement procedures (participants are not permitted to defer payment beyond the age otherwise permitted under the plan), unless the sponsor elects to amend the plan.

☐	The plan will implement the following special procedures (select all that apply):

☐
A participant may elect to defer payment of his full benefit until the earlier of (i) the date benefits are no longer restricted or (ii) the date payments are required to commence under Code Section 401(a)(9).

☐
If only a portion of a participant’s benefit is restricted, a participant will be permitted to elect immediate commencement of the non-restricted portion of his benefit and defer commencement of the restricted portion until the earlier of (i) the date benefits are no longer restricted or (ii) the date payments are required to commence under Code Section 401(a)(9).

(Please note: Participants may always commence immediate payment of the restricted portion of their benefit in an annuity form that is not an accelerated payment form.)

Effective date: This provision is effective the first day of the first plan year beginning after December 31, 2007, unless the plan is collectively-bargained and a different effective date is selected below.

IN-16177	DB PPA Compliance
Amendment Election Form

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☐
Other effective date:_______________________ (cannot be later than the first day of the first plan year beginning after the earlier of: (1) the later of (i) the date the last bargaining agreement terminates or (ii) December 31, 2007; or (2) December 31, 2009).

IX.
In-Service Distribution Prior to Normal Retirement Age (Optional Provision): Pension plans are required to be established primarily to provide benefits to participants after retirement or attainment of normal retirement age. The PPA permits a defined benefit plan to provide for in-service distribution to participants at age 62.

In-Service Distribution Prior to Normal Retirement Date (select one of the following):

	☒	Make no change to the current process.

☐
Permit participants who continue in employment with an employer (or a company aggregated with the employer under Code Section 414(b), (c), (m), or (o)) to receive distribution of their vested plan benefits before Normal Retirement Date upon meeting the age requirement below and, if applicable, the service requirement specified below.

Unless a later age is specified below, the age at which in-service distribution is permitted is age 62.

		☐	Later age required for in-service distribution: age ___________ (must be later than age 62)

		☐	Participants must also satisfy a service requirement to receive an in-service distribution: ______________ years (select one of the following)

☐ service requirement based on years of vesting service

☐ service requirement based on years of accrual service

Effective date: This provision is effective the first day of the first plan year beginning after December 31, 2006, unless a later effective date is selected below.

		☐	Other effective date: ________________________.

X.
Definition of Normal Retirement Age (Required Provision): Treasury regulations incorporating the PPA change by providing that in-service distributions at or after age 62 do not violate the general distribution limitations for pension plans also provide guidance as to the lowest normal retirement age (“NRA”) that is acceptable for qualification purposes. A plan’s NRA cannot be earlier than the typical retirement age for the industry in which the workforce covered by the plan is employed. The regulations deem an NRA of age 62 not to be earlier than such typical retirement age.

The determination of whether an NRA earlier than 62 is a typical retirement age for the covered workforce is determined based on the facts and circumstances. If the NRA is not earlier than 55, the preamble indicates that a good faith determination by the employer is sufficient to demonstrate compliance. If the NRA is earlier than age 55, it is presumed not to be a typical retirement age unless the Commissioner rules otherwise.

Notice 2007-69 provides that an NRA that is conditioned on completion of a specified number of years of service typically will not satisfy the vesting and accruals rules under the Code.

Effective Date: Under the Treasury regulations, as modified by Notice 2007-69, plans with an NRA earlier than age 62 may be amended to change to a later NRA without violating Code Section 41l(d)(6) if (a) the amendment is effective no later than the first day of the first plan year beginning after June 30, 2008 and (b) the amendment is adopted no later than the later of (i) the last day of the first plan year beginning after June 30, 2008 or (ii) the due date (plus extensions) for filing the employer’s tax return for the taxable year including the first day of the first plan year beginning after June 30, 2008. Collectively-bargained plans may have a later effective date (the first day of the plan year beginning after the earlier of (1) the date the last agreement terminates or (2) May 22, 2010).

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(Note: In order to satisfy anti-cutback rules with respect to vesting and accrual, the plan may also require amendment to provide a subsidized early retirement provision that mimics the prior NRA.)

Definition of Normal Retirement Age (select one of the following):

	☒	Does not require amendment to comply with Treasury regulations.

	☐	Is amended to be age: ___________

☐ If the participant’s 5th anniversary of plan participation is later, normal retirement age will not occur until such 5th anniversary.

☐ Participants who retire at or after reaching normal retirement age as defined prior to the effective date of this amendment may elect an unreduced early retirement benefit.

Effective date: This provision is effective the first day of the first plan year beginning after June 30, 2008, unless a different effective date is selected below.

☐
Other effective date: ________________________ (cannot be later than: (i) for standard plans - the first day of the first plan year beginning after June 30, 2008; (ii) for collectively- bargained plans – the date in (i) or, if later, the first day of the first plan year beginning after the earlier of (A) the date the last bargaining agreement expires or (B) May 22, 2010

PLAN SPONSOR ELECTIONS – HEART

XI.
Death While in Qualified Military Service (Required Provision): The HEART requires that for purposes of determining eligibility for and the amount of any survivor benefit provided under a plan, the plan is required to treat an employee who dies while performing qualified military service as if he had returned to active employment immediately prior to his death and died while actively employed. Additional accrual service is not required to be credited under this provision for the period of military absence.

This provision could impact a plan as follows: (1) If the plan 100% vests participants who die while employed, a participant who dies while performing qualified military service would be 100% vested regardless of his years of vesting service. (2) If the plan provides an enhanced QPSA or other survivor benefit that is payable only if a participant dies while actively employed, the beneficiary of a participant who dies while performing qualified military service would be eligible for the enhanced QPSA or other survivor benefit. (3) If the plan does not 100% vest participants who die while employed, but the participant would have completed the number of years of service required for full vesting if his period of qualified military service were included as service upon reemployment, the participant would be treated as 100% vested.

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Death While in Qualified Military Service:

☒
If a participant dies while performing qualified military service, he will be treated as having returned to employment prior to his death and having died while employed, for purposes of determining the eligibility of the participant’s beneficiary for any survivor benefits, including any enhanced or special survivor benefits offered under the plan. Notwithstanding the foregoing, the participant shall not be entitled to additional accruals with respect to his period of military duty under this Section I.

Effective date: This provision is effective for deaths occurring on and after January 1, 2007.

XII.
Crediting of Accruals for Period of Qualified Military Service Upon Death or Disability (Optional Provision): The HEART permits a plan to provide that a participant who dies or becomes disabled while performing qualified military service and who therefore cannot return to employment will be credited with accruals for the period that he was engaged in qualified military service as if he had returned to employment immediately prior to his death or disability. All employees of the employer maintaining the plan (determined aggregating related employers and affiliated service groups as required under the Code) who die or become disabled while performing qualified military service must be credited with service and benefits on reasonably equivalent terms.

Crediting of Accruals for Period of Qualified Military Service Upon Death or Disability (select one of the following):

	☒	Make no change to the current process.

	☐	Change to provide that a participant who:

☐
dies while performing qualified military service will accrue benefits under the plan for his period of qualified military service as if he returned to employment immediately prior to his date of death.

☐
becomes disabled while performing qualified military service and cannot return to work with an employer will accrue benefits under the plan for his period of qualified military service as if he returned to employment immediately prior to his date of disability.

Effective date: This provision is effective for deaths and/or disabilities occurring on or after January 1, 2007, unless a later effective date is specified below.

	☐	Later effective date: _________________________.

XIII.
Differential Pay Treated as Compensation for Retirement Plan Purposes (Optional Provision): The HEART provides that a plan may treat differential pay as compensation for retirement plan purposes. Differential pay is defined as any payment made by an employer to an individual performing service in the uniformed service while on active duty of more than 30 days where such payment represents all or a portion of the wages the individual would have received if he were performing services for the employer.

This provision does not apply unless differential pay is provided on reasonably equivalent terms to all employees of the employer maintaining the plan (determined aggregating related employers and affiliated service groups as required under the Code) who are performing services in the uniformed services and employees are entitled to receive benefits with respect to such differential pay on reasonably equivalent terms.

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Amendment Election Form

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Differential Pay Treated as Compensation for Retirement Plan Purposes (select one of the following):

☐ Make no change to the current process.

☒ Include differential pay in a participant’s earnings used to determine the amount of his benefit under the plan’s benefit formula.

Effective date: This provision is effective for years beginning after December 31, 2008, unless a later effective date is specified below.

☐ Later effective date: ________________________.

(Note: Under HEART, differential pay is included in compensation used in applying the Code Section 415 limits.)

* * *

EXECUTED AT Farmington, CT, this 27th day of October, 2009.

By:	Lee D. Nordstrom

Title:	SVP Human Resources

IN-16177	DB PPA Compliance
Amendment Election Form

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PPA

AMENDMENT FOR PENSION PROTECTION ACT AND HEART ACT
FARMINGTON BANK 401(K) PLAN

ARTICLE I
PREAMBLE

1.1	Effective date of Amendment. The Employer adopts this Amendment to the Plan to reflect recent law changes. This Amendment is effective as indicated below for the respective provisions.

1.2	Superseding of inconsistent provisions. This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

1.3	Employer’s election. The Employer adopts all the default provisions of this Amendment except as otherwise elected in Article II.

1.4
Construction. Except as otherwise provided in this Amendment, any reference to “Section” in this Amendment refers only to sections within this Amendment, and is not a reference to the Plan. The Article and Section numbering in this Amendment is solely for purposes of this Amendment, and does not relate to any Plan article, section or other numbering designations.

1.5
Effect of restatement of Plan. If the Employer restates the Plan, then this Amendment shall remain in effect after such restatement unless the provisions in this Amendment are restated or otherwise become obsolete (e.g., if the Plan is restated onto a plan document which incorporates PPA provisions).

ARTICLE II
EMPLOYER ELECTIONS

The Employer only needs to complete the questions in Sections 2.2 through 2.7 below in order to override the default provisions set forth below.

2.1	Default Provisions. Unless the Employer elects otherwise in this Article, the following defaults will apply:

a.
If the Plan has a vesting schedule for nonelective contributions that does not meet the Pension Protection Act of 2006 (PPA), then the vesting schedule for any Employer nonelective contributions for Participants who complete an Hour of Service in a Plan Year beginning after December 31, 2006, will be the schedule below. Such schedule will apply to all nonelective contributions, even those made prior to January 1, 2007.

If the Plan has a 7-year graded vesting schedule, then the vesting schedule will be a 6-year graded schedule (20% after 2 years of vesting service and an additional 20% for each year thereafter).

If the Plan has a 5-year cliff vesting schedule, then nonelective contributions will be nonforfeitable upon the completion of 3 years of vesting service.

	b.	Nonspousal beneficiary rollovers are allowed effective for distributions made after 12/31/06.

	c.	Hardship distributions for expenses of a beneficiary are not allowed.

d.
The option to permit in-service distributions at age 62 (with respect to amounts attributable to a money purchase pension plan, target benefit plan, or any other defined contribution plan that has received a transfer of assets from a pension plan) is not adopted.

	e.	Qualified Reservist Distributions are not allowed.

	f.	Continued benefit accruals pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008 (HEART Act) are not provided.

2.2	Vesting (Article III). The default vesting schedule applies unless a. is elected below.

a.	☒	In lieu of the above default vesting provisions, the employer elects the following schedule:
		1.	☐	3 year cliff (a Participant’s accrued benefit derived from employer nonelective contributions is nonforfeitable upon the Participant’s completion of three years of vesting service).
		2.	☐	6 year graded schedule (20% after 2 years of vesting service and an additional 20% for each year thereafter).

1

PPA

3.	☒	Other (must be at least as liberal as 1. or 2. above at each point in time):

Years of vesting service	Nonforfeitable percentage

1	0%
2	25%
3	50%
4	75%
5	100%

The vesting schedule set forth herein only applies to Participants who complete an Hour of Service in a Plan Year beginning after December 3l, 2006, and, unless b. is elected below, applies to all nonelective contributions subject to a vesting schedule.

	b.	☐
The vesting schedule will only apply to nonelective contributions made in Plan Years beginning after December 31, 2006 (the prior schedule will apply to nonelective contributions made in prior Plan Years).

2.3
Non-spousal rollovers (Article VII). Non-spousal rollovers are allowed after December 31, 2006 unless a. is elected below (Article VII provides that such distributions are always allowed after December 31, 2009):

	a.	☒	Use the following instead of the default (select one):
			1.	☐	Non-spousal rollovers are not allowed.
			2.	☒	Non-spousal rollovers are allowed effective Jan. 1, 2010 (not earlier than January 1, 2007 and not later than January 1, 2010).

2.4	Hardships (Article VIII). Hardship distributions for expenses of beneficiaries will not be allowed unless elected below:
	a.	☐
Hardship distributions are allowed for beneficiary expenses (See IRS Notice 2007-7) (applies only for 401(k) or profit sharing plans that allow hardship distributions) effective as of August 17, 2006 unless another date is elected below:

			1.	☐	________________ (may not be earlier than August 17, 2006).

2.5	In-service distributions (Article IX). In-service distributions at age 62 will not be allowed (except as otherwise permitted under the Plan without regard to this Amendment) unless elected below:
	a.	☐
In-service distributions will be allowed for Participants at age 62 (generally applies only for money purchase (including target benefit) plans, but may apply to any other defined contribution plans that have received a transfer of assets from a pension plan) effective as of the first day of the 2007 Plan Year unless another date is elected below:

			1.	☐	________________ (may not be earlier than the first day of the 2007 Plan Year).

AND, the following limitations apply to in-service distributions:
			2.	☐
The Plan already provides for in-service distributions and the restrictions set forth in the Plan (e.g., minimum amount of distributions or frequency of distributions) are applicable to in-service distributions at age 62.

			3.	☐	N/A. No limitations.
			4.	☐	The following elections apply to in-service distributions at age 62 (select all that apply):
					a.	☐	The minimum amount of a distribution is $_________________ (may not exceed $1,000).
					b.	☐	No more than _______________ distribution(s) may be made to a Participant during a Plan Year.
					c.	☐	Distributions may only be made from accounts which are fully Vested.
					d.	☐	In-service distributions may be made subject to the following provisions: ______________ (must be definitely determinable and not subject to discretion).

2.6	Qualified Reservist Distributions (Article X). Qualified Reservist distributions will not be allowed unless elected below:
	a.	☐	Qualified Reservist Distributions are allowed effective as of _______________ (may not be earlier than September 12, 2001).

2.7	Continued benefit accruals (Article XV). Continued benefit accruals for the Heart Act (Amendment Section 15.2) will not apply unless elected below:
	a.	☐	The provisions of Amendment Section 15.2 apply.

ARTICLE III
NONELECTIVE CONTRIBUTION VESTING

3.1
Applicability. This Article applies to Participants who complete an Hour of Service in a Plan Year beginning after December 31, 2006, with respect to accrued benefits derived from employer nonelective contributions made in Plan Years beginning after December 31, 2006. Unless otherwise elected by the employer in Amendment Section 2.2 above, this Article also will apply to all nonelective contributions subject to a vesting schedule, including nonelective contributions allocated under the Plan terms as of a date in a Plan Year beginning before January 1, 2007.

3.2	Vesting schedule. A Participant’s accrued benefit derived from employer nonelective contributions vests as provided in Amendment Section 2.1.a. or if applicable. Amendment Section 2.2.

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ARTICLE IV
PARTICIPANT DISTRIBUTION NOTIFICATION

4.1
180-day notification period. For any distribution notice issued in Plan Years beginning after December 31, 2006, any reference to the 90-day maximum notice period prior to distribution in applying the notice requirements of Code §§402(f) (the rollover notice), 411(a)(l1) (Participant’s consent to distribution), and 417 (notice under the joint and survivor annuity rules) will become 180 days.

4.2
Notice of right to defer distribution. For any distribution notice issued in Plan Years beginning after December 31, 2006, the description of a Participant’s right, if any, to defer receipt of a distribution also will describe the consequences of failing to defer receipt of the distribution. For notices issued before the 90th day after the issuance of Treasury regulations (unless future Revenue Service guidance otherwise requires), the notice will include: (i) a description indicating the investment options available under the Plan (including fees) that will be available if the Participant defers distribution; and (ii) the portion of the summary plan description that contains any special rules that might affect materially a Participant’s decision to defer.

ARTICLE V
ROLLOVER OF AFTER-TAX/ROTH AMOUNTS

5.1
Direct rollover to qualified plan/403(b) plan. For taxable years beginning after December 31, 2006, a Participant may elect to transfer employee (after-tax) or Roth elective deferral contributions by means of a direct rollover to a qualified plan or to a 403(b) plan that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income.

ARTICLE VI
DIVESTMENT OF EMPLOYER SECURITIES

6.1
Rule applicable to elective deferrals and employee contributions. For Plan Years beginning after December 31, 2006, if any portion of the account of a Participant (including, for purposes of this Article VI, a beneficiary entitled to exercise the rights of a Participant) attributable to elective deferrals or employee contributions is invested in publicly-traded Employer securities, the Participant may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of Section 6.3.

6.2
Rule applicable to Employer contributions. If any portion of a Participant’s account attributable to nonelective or matching contributions is invested in publicly-traded Employer securities, then a Participant who has completed at least 3 years of vesting service, or a beneficiary of any deceased Participant entitled to exercise the right of a Participant, may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of Section 6.3.

a.
Three-year phase-in applicable to Employer contributions. For Employer securities acquired with nonelective or matching contributions during a Plan Year beginning before January 1, 2007, the rule described in this Section 6.2 only applies to the percentage of the Employer securities (applied separately for each class of securities) as follows:

Plan Year	Percentage
2007	33
2008	66
2009	100

b.
Exception to phase-in for certain age 55 Participants. The 3-year phase-in rule of Section 6.2.a does not apply to a Participant who has attained age 55 and who has completed at least 3 years of service before the first Plan Year beginning after December 3l, 2005.

6.3
Investment options. For purposes of this Article VI, other investment options must include not less than 3 investment options, other than Employer securities, to which the Participant may direct the proceeds of divestment of Employer securities required by this Article VI, each of which options is diversified and has materially different risk and return characteristics. The Plan must provide reasonable divestment and reinvestment opportunities at least quarterly. Except as provided in regulations, the Plan may not impose restrictions or conditions on the investment of Employer securities which the Plan does not impose on the investment of other Plan assets, other than restrictions or conditions imposed by reason of the application of securities laws or a condition permitted under IRS Notice 2006-107 or other applicable guidance.

6.4
Exceptions for certain plans. This Article VI does not apply to a one-participant plan, as defined in Code §40l(a)(35)(E)(iv), or to an employee stock ownership plan (“ESOP”) if: (i) there are no contributions to the ESOP (or related earnings) attributable to elective deferrals or matching contributions; and (ii) the ESOP is a separate plan, for purposes of Code §414(1), from any other defined benefit plan or defined contribution plan maintained by the same employer or employers.

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6.5
Treatment as publicly traded Employer securities. Except as provided in Treasury regulations or in Code §401(a)(35)(F)(ii) (relating to certain controlled groups), a plan holding Employer securities which are not publicly traded Employer securities is treated as holding publicly traded Employer securities if any Employer corporation, or any member of a controlled group of corporations which includes such Employer corporation (as defined in Code §401(a)(35)(F)(iii)) has issued a class of stock which is a publicly traded Employer security.

ARTICLE VII
DIRECT ROLLOVER OF NON-SPOUSAL DISTRIBUTION

7.1
Non-spouse beneficiary rollover right. For distributions after December 31, 2009, and unless otherwise elected in Section 2.3 of this Amendment, for distributions after December 31, 2006, a non-spouse beneficiary who is a “designated beneficiary” under Code §401(a)(9)(E) and the regulations thereunder, by a direct trustee-to-trustee transfer (“direct rollover”), may roll over all or any portion of his or her distribution to an individual retirement account the beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an eligible rollover distribution.

7.2
Certain requirements not applicable. Although a non-spouse beneficiary may roll over directly a distribution as provided in Section 7.1, any distribution made prior to January 1, 2010 is not subject to the direct rollover requirements of Code §40l(a)(31) (including Code §40U(a)(31)(B), the notice requirements of Code §402(f) or the mandatory withholding requirements of Code §3405(c)). If a non-spouse beneficiary receives a distribution from the Plan, the distribution is not eligible for a “60-day” rollover.

7.3
Trust beneficiary. If the Participant’s named beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code §40I(a)(9)(E).

7.4
Required minimum distributions not eligible for rollover. A non-spouse beneficiary may not roll over an amount which is a required minimum distribution, as determined under applicable Treasury regulations and other Revenue Service guidance. If the Participant dies before his or her required beginning date and the non-spouse beneficiary rolls over to an IRA the maximum amount eligible for rollover, the beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treas. Reg. §1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse beneficiary’s distribution.

ARTICLE VIII
DISTRIBUTION BASED ON BENEFICIARY HARDSHIP

8.1
Beneficiary-based distribution. If elected in Amendment Section 2.4.a, then beginning as of the date specified in such Section, a Participant’s hardship event, for purposes of the Plan’s safe harbor hardship distribution provisions pursuant to Treas. Reg. §l.401(k)-l(d)(3)(iii)(B), includes an immediate and heavy financial need of the Participant’s primary beneficiary under the Plan, that would constitute a hardship event if it occurred with respect to the Participant’s spouse or dependent as defined under Code §152 (such hardship events being limited to educational expenses, funeral expenses and certain medical expenses). For purposes of this Article, a Participant’s “primary beneficiary under the Plan” is an individual who is named as a beneficiary under the Plan and has an unconditional right to all or a portion of the Participant’s account balance under the Plan upon the Participant’s death.

ARTICLE IX
IN-SERVICE PENSION DISTRIBUTIONS

9.1
Age 62 distributions. If elected in Amendment Section 2.5.a, then beginning as of the date specified in such Section, if the Plan is a money purchase pension plan, a target benefit plan, or any other defined contribution plan that has received a transfer of assets from a pension plan, a Participant who has attained age 62 and who has not separated from employment may elect to receive a distribution of his or her vested account balance (or in case of a transferee plan, of the transferred account balance).

ARTICLE X
QUALIFIED RESERVIST DISTRIBUTION

10.1
401(k) distribution restrictions. If elected in Amendment Section 2.6, then effective as of the date specified in such Section, the Plan permits a Participant to elect a Qualified Reservist Distribution, as defined in this Article X.

10.2
Qualified Reservist Distribution defined. A “Qualified Reservist Distribution” is any distribution to an individual who is ordered or called to active duty after September 11, 2001, if: (i) the distribution is from amounts attributable to elective deferrals in a 40l(k) plan; (ii) the individual was (by reason of being a member of a reserve component, as defined in section 101 of title 37, United States Code) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and (iii) the Plan makes the distribution during the period beginning on the date of such order or call, and ending at the close of the active duty period.

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ARTICLE XI
OTHER 401(k)/401(m) PLAN PROVISIONS

11.1
Gap period income on distributed excess contributions and excess aggregate contributions. This Section applies to excess contributions (as defined in Code §401(k)(8)(B)) and excess aggregate contributions (as defined in Code §40l(m)(6)(B)) made with respect to Plan Years beginning after December 31, 2007. The Plan administrator will not calculate and distribute allocable income for the gap period (i.e., the period after the close of the Plan Year in which the excess contribution or excess aggregate contribution occurred and prior to the distribution).

11.2
Gap period income on distributed excess deferrals. With respect to 401(k) plan excess deferrals (as defined in Code §402(g)) made in taxable year 2007. the Plan administrator must calculate allocable income for the taxable year and also for the gap period (i.e., the period after the close of the taxable year in which the excess deferral occurred and prior to the distribution); provided that the Plan administrator will calculate and distribute the gap period allocable income only if the Plan administrator in accordance with the Plan terms otherwise would allocate the gap period allocable income to the Participant’s account. With respect to 401(k) plan excess deferrals made in taxable years after 2007, gap period income may not be distributed.

11.3
Plan termination distribution availability. For purposes of determining whether the Employer maintains an alternative defined contribution plan (described in Treas. Reg. §1.401(k)-l(d)(4)(i)) that would prevent the Employer from distributing elective deferrals (and other amounts, such as QNECs, that are subject to the distribution restrictions that apply to elective deferrals) from a terminating 401 (k) plan, an alternative defined contribution plan does not include an employee stock ownership plan defined in Code §§4975(e)(7) or 409(a), a simplified employee pension as defined in Code §408(k), a SIMPLE IRA plan as defined in Code §408(p), a plan or contract that satisfies the requirements of Code §403(b), or a plan that is described in Code §§457(b) or (f).

ARTICLE XII
QUALIFIED OPTIONAL SURVIVOR ANNUITY

12.1
Right to Elect Qualified Optional Survivor Annuity. Effective with respect to Plan Years beginning after December 31, 2007, a participant who elects to waive the qualified joint and survivor annuity form of benefit, if offered under the Plan, is entitled to elect the “qualified optional survivor annuity” at any time during the applicable election period. Furthermore, the written explanation of the joint and survivor annuity shall explain the terms and conditions of the “qualified optional survivor annuity.”

12.2	Definition of Qualified Optional Survivor Annuity.

	a.	General. For purposes of this Article, the term “qualified optional survivor annuity” means an annuity:

(1)
For the life of the participant with a survivor annuity for the life of the spouse which is equal to the “applicable percentage” of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and

(2) Which is the actuarial equivalent of a single annuity for the life of the participant.

Such term also includes any annuity in a form having the effect of an annuity described in the preceding sentence.

b.
Applicable percentage. For purposes of this Section, the “applicable percentage” is based on the survivor annuity percentage (i.e., the percentage which the survivor annuity under the Plan’s qualified joint and survivor annuity bears to the annuity payable during the joint lives of the participant and the spouse). If the survivor annuity percentage is less than 75 percent, then the “applicable percentage” is 75 percent; otherwise, the “applicable percentage” is 50 percent.

ARTICLE XIII
DIRECT ROLLOVER TO ROTH IRA

13.1	Roth IRA rollover. For distributions made after December 31, 2007, a participant may elect to roll over directly an eligible rollover distribution to a Roth IRA described in Code §408A(b).

ARTICLE XIV
QUALIFIED DOMESTIC RELATIONS ORDERS

14.1
Permissible QDROs. Effective April 6. 2007. a domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order (“QDRO”) will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.

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14.2	Other QDRO requirements apply. A domestic relations order described in Section 14.1 is subject to the same requirements and protections that apply to QDROs.

ARTICLE XV
HEART ACT PROVISIONS

15.1
Death benefits. In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code § 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

15.2
Benefit accrual. If the Employer elects in Amendment Section 2.7 to apply this Section 15.2, then for benefit accrual purposes, the Plan treats an individual who dies or becomes disabled on or after January 1, 2007 (as defined under the terms of the Plan) while performing qualified military service with respect to the Employer as if the individual had resumed employment in accordance with the individual’s reemployment rights under USERRA, on the day preceding death or disability (as the case may be) and terminated employment on the actual date of death or disability.

a.
Determination of benefits. The Plan will determine the amount of employee contributions and the amount of elective deferrals of an individual treated as reemployed under this Section 15.2 for purposes of applying paragraph Code §4l4(u)(8)(C) on the basis of the individual’s average actual employee contributions or elective deferrals for the lesser of: (i) the 12-month period of service with the Employer immediately prior to qualified military service; or (ii) if service with the Employer is less than such 12-month period, the actual length of continuous service with the Employer.

15.3
Differential wage payments. For years beginning after December 31, 2008, (i) an individual receiving a differential wage payment, as defined by Code §3401(h)(2), is treated as an employee of the employer making the payment, (ii) the differential wage payment is treated as compensation, and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Code §414(u)(l)(C) by reason of any contribution or benefit which is based on the differential wage payment.

15.4
Severance from employment. Notwithstanding Section 15.3(i), for purposes of Code §40l(k)(2)(B)(i)(I), an individual is treated as having been severed from employment during any period the individual is performing service in the uniformed services described in Code §3401(h)(2)(A).

a.
Suspension of deferrals. If an individual elects to receive a distribution by reason of severance from employment, death or disability, the individual may not make an elective deferral or employee contribution during the 6-month period beginning on the date of the distribution.

b.
Nondiscrimination requirement. Section 15.3(iii) applies only if all employees of the Employer performing service in the uniformed services described in Code §340l(h)(2)(A) are entitled to receive differential wage payments (as defined in Code §3401 (h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code §§410(b)(3), (4), and (5)).

This Amendment has been executed this 29th day of  April,_______.

Name of Plan: Farmington Bank 401 (k) Plan

Farmington Bank

EMPLOYER

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